Exhibit G
FORM OF FISCAL AGENCY AGREEMENT

Fiscal Agency Agreement
Between
New South Wales Treasury Corporation
Issuer
Citibank, N.A., London Branch
Paying Agent, Transfer Agent and Registrar
and

Citicorp International Limited
Fiscal Agent

Dated as of [•], 2009

Debt Securities

Note:	This table of contents shall not be deemed to be a part of the Fiscal Agency Agreement for any purpose.

-i-

          FISCAL AGENCY AGREEMENT, dated as of [•], 2009 between New South Wales Treasury Corporation (the “Corporation”), a statutory corporation constituted pursuant to the Treasury Corporation Act 1983 of New South Wales (the “TCA”), Citibank, N.A., London Branch, and its successor or successors, as a Paying Agent (as defined in Section 2), as a Transfer Agent (as defined in Section 2) and as Registrar (as defined in Section 6) and Citicorp International Limited, and its successor or successors, as Fiscal Agent (as defined in Section 2).
     1. Securities Issuable in Series.
     (a) General. The Corporation may issue its notes, bonds or debenture stock (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”). All Securities will be direct, unconditional, unsubordinated and irrevocable obligations of the Corporation and have the benefit of the statutory charge on the income and revenue of the Corporation provided by Section 22C(1) of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”). Furthermore, by Section 22G(1) of the PAFA Act, money payable by the Corporation under the Securities of this series ranks and will continue to rank equally without preference by reason of priority of date or otherwise with all obligations to repay financial accommodation, financial adjustments and joint financing arrangements (as each of those terms are defined by the PAFA Act) which repayment is secured by the income and the revenue of the Corporation. The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and may be outstanding at any time is not limited by this Agreement. The Securities will be guaranteed by The Crown in Right of New South Wales (the “Guarantor”) pursuant to the provisions of Section 22A(1) of the PAFA Act (the “Guarantee”). Pursuant to Section 22G(2) of the PAFA Act, all obligations of the Guarantor under the Guarantee rank equally without preference with all other outstanding obligations of the Guarantor and are to be discharged out of the fund formed under Part 5 of the Constitution Act 1902 of New South Wales constituting all public moneys collected, received or held by any person for or on behalf of the State of New South Wales, without any appropriation other than in accordance with Section 22I of the PAFA Act. The Guarantee will be governed by, and interpreted in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia.
     (b) Authorization. Prior to the issuance of Securities of any particular

Series, there shall be established by or pursuant to and, subject to Section 3, set forth, or determined in the manner provided, in a certificate (a “Corporation Certificate”) signed by the Chief Executive of the Corporation or such other person as such Chief Executive shall have appointed in writing for such purpose (each, an “Authorized Officer”):
     (i) the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series or identify such Securities as part of a previously issued Series);
     (ii) any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to the provisions of this Agreement or the Securities of such Series);
     (iii) the date or dates on which the principal of and premium, if any, on the Securities of such Series are payable and the record date or dates, if any, for the determination of holders of the Securities of such Series to whom such principal and premium, if any, is payable;
     (iv) the rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease or cap or floor of such rate or rates upon the occurrence of specified events), the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom such interest is payable;
     (v) the place or places where the principal of and any premium and interest on the Securities of such Series is payable, where any Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities of such Series may be served;
     (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, in whole or in part, at the option of the Corporation or otherwise;
     (vii) the obligation (which may be fixed or contingent upon events), if any, of the Corporation to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provision or at the option of the holder thereof and the price or prices at which and the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (viii) the denominations in which Securities of such Series shall be issuable and transferable or exchangeable;
     (ix) whether the Definitive Securities of such Series are to be represented by one or more registered global Securities and the terms upon which such definitive registered global Securities may be exchanged for Securities of such Series not in global form, if at all;
     (x) any covenants or agreements of the Corporation and events, if any, which give rise to the right of a holder of a Security of such Series to accelerate the Stated Maturity (as defined in the text of such Security);
     (xi) if other than all of the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon such acceleration of Stated Maturity (as defined in the text of such Securities) or otherwise, or the manner in which such portion will be determined;
     (xii) the coin or currency or composite currency in which principal of (and premium, if any) and any interest are payable, or the manner in which such coin, currency or composite currency will be determined; and if the principal of (or premium, if any) or interest on the Securities of such Series are to be payable, at the election of the Corporation or a holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (or premium, if any) or interest on Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;
     (xiii) if the amount of payments of principal of (or premium, if any) or interest on Securities of such Series may be determined by reference to an index, the manner in which such amount will be determined;
     (xiv) the person to whom any interest on any Security of such Series shall be payable if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest;
     (xv) whether Section 16 hereof (defeasance and/or covenant defeasance) shall apply to the Securities of such Series;
     (xvi) the obligation, if any, of the Corporation to pay additional amounts in respect of the principal of and any premium and interest on Securities of such Series, and the circumstances under which any such obligation shall arise;
     (xvii) whether any legends shall be stamped or imprinted on all or a portion of the Securities of such Series, and the terms and conditions upon which any such legends may be removed;
     (xviii) any other terms of the Securities of such Series (which terms shall not be inconsistent with the provisions of this Agreement); and
     (xix) the form of the Securities of such Series if other than in substantially the form of either Exhibit A or Exhibit B hereto.
     All Securities of a particular Series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to and (subject to Section 3) set forth, or determined in the manner provided, in the Corporation Certificate referred to above. A copy of the Corporation Certificate with respect to the Securities of any Series shall be delivered to a Paying Agent at or prior to the delivery of the Corporation Order contemplated by Section 3 for the authentication and delivery of such Securities and copies thereof shall be held on file and available for inspection at the corporate trust office of the relevant Paying Agent for the Securities of the Series to which the Corporation Certificate relates.
     (c) Forms of Securities. Unless otherwise provided in, or pursuant to, the applicable Corporation Certificate, the Securities of each Series will be issued only in registered form without interest coupons and in substantially the form of either Exhibit A or Exhibit B hereto. In addition to, or in lieu of, the forms attached hereto, the Securities of a Series may be issued in such other form or forms as shall be established by a Corporation Certificate, an original copy of which shall be delivered to the relevant Paying Agent at or prior to the delivery of the Corporation Order contemplated by Section 3 for the authentication and delivery of such Securities. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the applicable Corporation Certificate and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the officials of the Corporation executing such Securities, as evidenced by their execution of such Securities. Securities shall be issuable in the denominations specified in, or pursuant to, the Corporation Certificate.
          In this Agreement, Securities which are not in temporary form are referred to as “Definitive Securities” and Securities in temporary form are referred to as “Temporary Securities”.
     (d) Temporary Securities. Until Definitive Securities of a Series are prepared, the Corporation may execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 (in lieu of Definitive Securities of such Series), Temporary Securities of such Series which are printed, typewritten or otherwise produced, in any authorized denominations, substantially of the tenor of the Definitive Securities in lieu of which they are issued. Such Temporary Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as Definitive Securities of such Series and of like tenor, except as provided herein or therein. Such Temporary Securities may be in registered global form. Temporary Securities of a Series shall be exchangeable for Definitive Securities of such Series when the latter shall be ready for delivery; and upon the surrender for exchange of such Temporary Securities of a Series, the Corporation shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6, in exchange for such Temporary Securities of a Series, a like aggregate principal amount of Definitive Securities of such Series and of like tenor. The Corporation shall pay all charges, including (without limitation) stamp and other taxes and governmental charges, incident to any exchange of Temporary Securities for Definitive Securities. All Temporary Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for Definitive Securities and the manner in which such an exchange may be effected.
     (e) Book-Entry Provisions. This Section 1(e) shall apply only to definitive registered global Securities of a Series deposited with or on behalf of a depositary located in the United States (a “U.S. Depositary”) which shall initially be The Depository Trust Company or a nominee thereof, except as may otherwise be provided in a Corporation Order (as defined in Section 3).
          Notwithstanding clause (ix) of Section 1(b), any such Security of a Series issuable in definitive registered global form shall represent such of the outstanding Securities of such Series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon, which endorsements may reflect increases or decreases in the amount represented thereby. If the Corporation shall establish in a Corporation Order that any Securities of a Series are to be issued in whole or in part in the form of one or more definitive registered global Securities deposited with or on behalf of a U.S. Depositary, then the Corporation shall execute and a Paying Agent shall, in accordance with this Section (1)(e) and the Corporation Order with respect to such Securities, authenticate and deliver one or more definitive registered global Securities which (i) shall be in substantially the form of either Exhibit A or Exhibit B hereto or such other form as may be established pursuant to a Corporation Certificate, (ii) shall be registered in the name of the U.S. Depositary for such global Security or Securities or the nominee of such U.S. Depositary, (iii) shall be delivered by a Paying Agent to such U.S. Depositary or pursuant to such U.S. Depositary’s instruction and (iv) except as otherwise provided in the Corporation Order shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of [insert name and address of Depositary] to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [insert name of nominee of Depositary] or such other name as requested by an authorized representative of [insert name of Depositary] and any payment is made to [insert name of nominee of Depositary], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, [insert name of nominee of Depositary], has an interest herein”.)
          Members of, or participants in, a U.S. Depositary (“Agent Members”) shall have no rights under this Fiscal Agency Agreement with respect to any definitive registered global Security held on their behalf by a U.S. Depositary or under the definitive registered global Security, and such U.S. Depositary may be treated by the Corporation, the Fiscal Agent and each Paying Agent, and any agent of the Corporation or the Fiscal Agent and each Paying Agent as the owner of such definitive registered global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Fiscal Agent and each Paying Agent, or any agent of the Corporation or the Fiscal Agent and each Paying Agent, from giving effect to any written certification, proxy or other authorization furnished by a U.S. Depositary as provided in Section 5(b), nor shall anything herein impair, as between a U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

     (f) Legends. Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in Exhibit A and Exhibit B, or as provided in the Corporation Order or pursuant to Section 1(c) hereof. Any legends so provided may be removed as provided in the Corporation Order or pursuant to Section 1(c).
     2. Fiscal Agent; Other Agents.
          The Corporation appoints Citicorp International Limited, acting through its corporate trust office at 50/F, Citibank Tower, Citibank Plaza, 3 Garden Road, Central, Hong Kong, as fiscal agent of the Corporation in respect of the Securities upon the terms and subject to the conditions herein set forth, and Citicorp International Corporation hereby accepts such appointment. Citicorp International Corporation and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 9 hereof are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it herein and in the text of the Securities and such further powers and authority to act on behalf of the Corporation as may be mutually agreed upon in writing by the Corporation and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the text of the Securities are subject to and governed by the terms and provisions hereof.
          The Corporation appoints Citibank, N.A., London Branch, as a paying agent (a “Paying Agent”) and may, at its discretion, appoint one or more other agents as additional paying agents (collectively, the “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series. The Corporation also appoints Citibank, N.A., London Branch, as a transfer agent (a “Transfer Agent”) and registrar (the “Registrar”) and may, at its discretion, appoint one or more other agents (collectively, the “Transfer Agents”) for the transfer and exchange of Securities of a Series, at such place or places as the Corporation may determine. Notwithstanding the preceding sentences, the Corporation shall at all times maintain at least one Paying Agent and at least one Transfer Agent (which Paying Agent and Transfer Agent may be the Fiscal Agent). The Corporation shall promptly notify the Fiscal Agent in writing of the name and address of each Paying Agent and Transfer Agent appointed by it, and will notify the Fiscal Agent in writing of the resignation or termination of any Paying Agent or Transfer Agent. Subject to the provisions of Section 9(c) hereof, the Corporation may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than thirty days’ nor more than forty-five days’ written notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent.

          In respect of the Securities of a Series, the Corporation shall cause written notice of any resignation, termination or appointment of any Paying Agent or Transfer Agent or of the Fiscal Agent and of any change in the office through which any such Agent will act to be given as provided in the text of the Securities of such Series.
          The Fiscal Agent shall promptly notify the Corporation by facsimile, telex or telephone confirmed in writing (with copies of such written confirmation to the relevant Paying Agent and Transfer Agent appointed pursuant to this Section 2), if the Fiscal Agent shall receive from the registered owner (as defined in Section 4(a) of this Agreement) of any Security any written notice of any default thereunder or any written demand for payment of any principal of or interest on any of the Securities due on any payment date and not paid thereon in accordance with the terms of the Securities, of any acceleration of the Securities pursuant to the terms thereof and of any rescission and annulment of any such acceleration. Such notice shall be given in accordance with Section 20 hereof.
          In acting under this Agreement and in connection with the Securities, the Fiscal Agent, each Paying Agent, each Transfer Agent and the Registrar (each an “Agent”) are acting solely as agents of the Corporation and do not assume any fiduciary obligation or relationship of agency or trust for or with any of the registered owners or beneficial owners of the Securities.
          Subject to Section 8(g), the Agents shall not be required to take any action involving the expenditure or risk of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that no Agent may refuse or fail to perform any of its duties hereunder solely as a result of nonpayment by the Corporation of that Agent’s normal fees and expenses incurred in the ordinary course of its business; and provided further, that nothing in this Section shall be construed to limit the exercise by the Fiscal Agent of any right or remedy permitted under this Agreement in the event of the Corporation’s failure to pay its normal fees and expenses. Notwithstanding the foregoing, no Agent shall in any event be required to take any action which in its judgment (i) is contrary to this Agreement or applicable law or (ii) exposes it or any of its directors, officers, attorneys, agents or employees to personal liability.
          The Agents may employ agents and attorneys in fact and shall not be answerable as to monies or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith; provided, however, that an Agent shall obtain the consent of the Corporation prior to appointing any authenticating agent, paying agent, transfer agent or registrar, such consent not to be unreasonably withheld or delayed.
     3. Execution; Authentication and Delivery; Dating.
     (a) Execution. The Securities shall be executed manually or in facsimile on behalf of the Corporation by two officers of the Corporation that have been authorized pursuant to the applicable Corporation Certificate to so execute Securities. Securities bearing the manual or facsimile signatures of any individual or individuals who were at any time officers of the Corporation so authorized to execute Securities on behalf of the Corporation shall bind the Corporation notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     (b) Authorized Signatures. From time to time the Corporation shall furnish the relevant Paying Agent with a certificate of the Corporation certifying the incumbency and specimen signatures of officers authorized (individually, an “Authorized Signatory”) to execute the Securities on behalf of the Corporation by manual or facsimile signatures. Until the relevant Paying Agent receives a subsequent incumbency certificate of the Corporation, the relevant Paying Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining who is an Authorized Signatory. The relevant Paying Agent shall have no responsibility to the Corporation to determine by whom or by what means a facsimile signature may have been affixed on the Securities of a Series, or to determine whether any facsimile or manual signature is genuine or if such facsimile or manual signature resembles the specimen signatures filed with the relevant Paying Agent by a duly authorized officer of the Corporation.
     (c) Authentication and Delivery. At any time and from time to time after the execution and delivery of this Agreement, upon receipt of (i) Securities of any Series duly established pursuant to Section 1(a) and duly executed on behalf of the Corporation and (ii) a written order of the Corporation (a “Corporation Order”) for the authentication and delivery of such Securities signed on its behalf by any person authorized to so do by or pursuant to the Corporation Certificate, a Paying Agent shall authenticate and deliver such Securities in accordance with the terms of the Corporation Certificate and the Corporation Order, provided, however, that the aggregate amount of Securities of a Series authenticated by all Paying Agents for original issuance shall in no event exceed any limit thereon specified in the Corporation Certificate or the text of such Securities.
          Notwithstanding the foregoing provisions of this Section and of Section 1, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver prior to the time of authentication of such Security of such Series (i) the Corporation Certificate otherwise required pursuant to Section 1 if such Corporation Certificate is so delivered at or prior to the first authentication and delivery upon original issuance of a Security of such Series or (ii) the Corporation Order otherwise required by this Section if a Corporation Order has already been so delivered with respect to Securities of such Series and of like tenor and such Corporation Order authorizes the subsequent authentication of Securities of such Series and tenor.
          A Paying Agent may, with the written consent of the Corporation, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Corporation may also terminate any such appointment at any time by written notice to each Paying Agent and the authenticating agent whose appointment is to be terminated. Each Paying Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Corporation) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement and the text of the Securities of such Series.
     (d) Administrative Procedures. Any administrative procedures (“Procedures”) with respect to the sale of Securities shall be agreed upon from time to time by the Fiscal Agent and the Corporation. The Agents and the Corporation agree to perform the respective duties and obligations specifically provided to be performed by them in any such Procedures. The Procedures shall be deemed to be made a part hereof in the form agreed in writing by the Corporation and the Fiscal Agent.

     (e) Dating. Each Security shall be dated the date of its authentication.
     4. Payment; Conditions of Payment; Cancellation.
     (a) Payment. Subject to the following provisions, the Corporation will pay to the Fiscal Agent, a Paying Agent or to their order in respect of principal of and any premium and interest on the Securities of a Series the amounts, in such coin or currency, at the times and for the purposes set forth herein and in the text of the Securities of such Series, and the Corporation hereby authorizes and directs the Fiscal Agent or a Paying Agent from funds so paid to it to make or cause to be made payment of the principal of and any premium and interest on the Securities of such Series as set forth herein and in the text of the said Securities. If the text of the Securities of any Series provides that the rate of interest used to calculate the amount of interest due for payment at any time that such Securities are outstanding be calculated by the Fiscal Agent or the Paying Agent, the Fiscal Agent or the Paying Agent shall calculate the applicable rate of interest due for payment at such time in accordance with the text of the Securities of such Series and make or cause to be made payment of the interest on the Securities of such Series (in addition to any principal and premium to be paid in accordance with the text of the Securities of such Series) in the amount calculated pursuant to the text of the Securities of such Series using the rate of interest as so calculated by the Fiscal Agent or the Paying Agent, as the case may be. A Paying Agent shall, upon the written request of the Corporation, notify the Corporation of the aggregate principal amount outstanding of Securities of a Series as of the date specified in such request. The Corporation will notify each Paying Agent in writing no later than 10:00 a.m., New York time, on the third Business Day (as defined in the text of the Securities) prior to the due date for any such payment of the amounts to be paid on such date and the bank through which such payment will be made on such date. The relevant Paying Agent will arrange directly with any other Paying Agent who may have been appointed by the Corporation pursuant to the provisions of Section 2 of this Agreement for the payment from funds so furnished by the Corporation of the principal of and any premium and interest on the Securities of such Series as set forth herein and in the text of the said Securities. Notwithstanding the foregoing, where the Securities of a Series so provide, the Corporation may pay directly to a Paying Agent specifically designated for the purpose funds for the payment of the principal thereof and any premium and interest payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 8(b); and in such event, the Fiscal Agent shall have no responsibility with respect to any funds so paid by the Corporation to any such Paying Agent.
          In any case where the time of any payment set forth herein or in the text of the Securities shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Securities) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if it were made at the time set forth herein or in the text of the Securities, provided that no interest shall accrue with respect to any payment for the period from and after the time of payment set forth herein or in the text of the Securities.
          The principal of and any premium and interest on the Securities of a Series shall be payable in the currency or currencies set forth in the Securities of such Series. Any interest on Securities of a Series shall be paid, unless otherwise provided in the text of the Securities of such Series, to the persons (the “registered owners”) in whose names such Securities are registered on the Security Register (as defined in Section 6 hereof) at the close of business on the record dates designated in the text of the Securities of such Series, provided, however, that unless otherwise provided in the text of the Securities of such Series, interest payable at the Stated Maturity (as defined in the text of such Securities) will be paid to the person to whom principal shall be payable. Unless otherwise provided in the text of the Securities of such Series, principal of and any premium or interest on Securities of a Series shall be payable upon presentment or, at the Stated Maturity, surrender of such Securities at the office of a Paying Agent or at the offices of such other Paying Agents as the Corporation shall have appointed pursuant to Section 2 hereof, provided, however, that if provided in or pursuant to the Corporation Certificate relating to the Securities of such Series and in the text of such Securities, payment of the principal of and any premium and interest on the Securities of a Series due at the Stated Maturity will be made in immediately available funds at such corporate trust office or such other offices or agencies if such Securities are presented to the Fiscal Agent or a Paying Agent in time for the Fiscal Agent or such Paying Agent to make such payments in accordance with its normal procedures; provided, further, that, if provided in or pursuant to the Corporation Certificate relating to the Securities of such Series and in the text of such Securities, at the option of the Corporation, payments of interest (other than interest payable at the Stated Maturity) may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, if provided in or pursuant to the Corporation Certificate relating to the Securities of such Series and in the text of such Securities, payment of interest (other than interest due at the Stated Maturity) may be made, in the case of a registered owner of greater than the aggregate principal amount of Securities of such Series specified in the applicable Corporation Order, by wire transfer of immediately available funds to an account maintained by the payee with a bank as specified in the applicable Corporation Order and in the text of such Securities if such registered owner so elects by giving notice to the Fiscal Agent or a

Paying Agent, not less than 15 days (or such fewer days as the Fiscal Agent or such Paying Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payment is to be made.
          If for any reason the amounts paid to the Paying Agents pursuant to this Section 4(a) are insufficient to satisfy all such claims in respect of principal of and any premium and interest payable in respect of the Securities, the Paying Agents shall not be obliged to pay any such claims until the Paying Agents have received the full amount of the monies then due and payable.
     (b) Conditions of Payment. The Corporation shall have the right to require the registered owner of a Security, as a condition of payment of the principal of or any premium or interest on such Security, to present at the office of any Paying Agent a certificate in such form as the Corporation may from time to time prescribe, and deliver such certificate to the Fiscal Agent or any Paying Agent in order to comply with applicable law or regulations, to enable the Corporation to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Corporation, the Fiscal Agent, any Paying Agent or withholding agent may be required to deduct or withhold from payments in respect of such Security under any present or future law of the Commonwealth of Australia or any other jurisdiction or any regulation of any taxing authority thereof or therein and (ii) any reporting or other requirements under such laws or regulations. To the extent not otherwise prohibited by applicable laws and regulations, the Corporation shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination.
          The Fiscal Agent, the relevant Paying Agent and withholding agent shall retain each certificate received by it and relating to the Securities of a Series for so long as any Security of such Series is outstanding and in no event for less than four years after its receipt, and for such additional period thereafter as such certificate may become material in the administration of applicable tax laws; provided, however, that if a successor Fiscal Agent is appointed pursuant to Section 9 hereof, the predecessor Fiscal Agent shall forward all such certificates to its successor and thereafter shall not be required to retain any copies of such certificates.

     (c) Cancellation. All Securities delivered to the Fiscal Agent (or any other Paying Agent appointed by the Corporation pursuant to Section 2) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as herein or in the text of the Securities provided shall be delivered to, and cancelled and destroyed by, the Fiscal Agent or such Paying Agent or such other person as may be designated by the Corporation, which shall thereupon furnish certificates of such destruction to the Corporation upon the written request of the Corporation.
     (d) References to Include Additional Amounts. Unless the context otherwise requires, all references herein to any principal, premium or interest in respect of Securities shall be deemed to mean and include any additional amounts payable in respect thereof pursuant to the terms of the Securities.
     5. Exchange of Securities.
     (a) General. Any Paying Agent or an agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver:
     (i) Securities of a Series in exchange for or in lieu of Securities of such Series of like tenor and of like form which become mutilated, defaced, destroyed, stolen or lost if the applicant therefor shall:
     (x) pay all costs incurred in connection therewith;
     (y) (in the case of a lost, stolen or destroyed Security) furnishes a Paying Agent with such evidence (including evidence as to the serial number of the Security in question) and indemnity in respect thereof as the Corporation and such Paying Agent may require; and
     (z) surrenders to a Paying Agent any mutilated or defaced Security to be replaced;
     (ii) Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of Securities of such Series of like tenor and of like form;
     (iii) if Securities of a Series are subject to partial redemption, Securities of a Series of authorized denominations in exchange for the unredeemed portion of any Securities of such Series redeemed in part only; and
     (iv) if specifically so provided in the text of the Securities of a Series, Securities of such Series in exchange for Securities of another Series;
provided, however, that any definitive registered global Security deposited with a U.S. Depositary shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iii) and 5(b).
     Securities shall be dated the date of their authentication by the Fiscal Agent or Paying Agent. Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. Notwithstanding anything to the contrary herein contained, such new Security shall be so dated that neither gain nor loss in interest shall result from such transfer or exchange.
     Any Transfer Agent, other than the Fiscal Agent, appointed by the Corporation pursuant to Section 2 shall provide to the Fiscal Agent and the relevant Paying Agent such information as the Fiscal Agent and the relevant Paying Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.
     (b) Definitive Registered Global Securities. The provisions of this Section 5(b) shall apply only to definitive registered global Securities deposited with a U.S. Depositary unless otherwise provided in the Corporation Order.
     (i) A definitive registered global Security shall be exchangeable for Definitive Securities of the same aggregate principal amount if (x) the U.S. Depositary or a nominee thereof with respect to such definitive registered global Security notifies the Corporation in writing that it is unwilling, unable or not qualified to continue as U.S. Depositary for all definitive registered global Securities or if at any time such U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and the Corporation is unable to locate a qualified successor within 90 days after receiving such notice (y) the Corporation delivers to such Paying Agent (with a copy to the Fiscal Agent) a written notice executed by an Authorized Officer that all definitive registered global Securities shall be exchangeable or (z) an Event of Default (as defined in the terms of the Securities) has occurred and is continuing with respect to the Securities.
     (ii) Unless the definitive registered global Security is presented by an authorized representative of the U.S. Depositary to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the U.S. Depositary and any payment is made to such nominee, any transfer, pledge or other use of the definitive registered global Security for value or otherwise shall be wrongful since the registered owner of the definitive registered global Security, the nominee of the U.S. Depositary, has an interest in the definitive registered global Security.
     (iii) If the beneficial owners of interests in a definitive registered global Security are entitled to exchange interests for Definitive Securities of such Series of another authorized form, as provided in the second preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Corporation shall deliver to a Paying Agent definitive registered Securities in an aggregate principal or face amount equal to the principal or face amount of such definitive registered global Security executed by the Corporation. On or after the earliest date on which such interests may be so exchanged, such definitive registered global Security shall be surrendered by the U.S. Depositary to a Paying Agent, as the Corporation’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive registered Securities without charge and a Paying Agent shall authenticate and deliver, in exchange for each portion of such definitive registered global Security, an equal aggregate principal amount of definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive registered global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of such Series and like tenor to be redeemed and ending on the relevant date of redemption. Any definitive registered global Security that is exchangeable pursuant to this Section 5(b) shall be exchangeable for Securities issuable in the denominations specified in the Corporation Order and registered in such names as the U.S. Depositary that is the holder of such definitive registered global Security shall direct. If a Security is issued in exchange for any portion of a definitive registered global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive registered global Security is payable.
     (iv) The U.S. Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to exercise any rights or to take any action which a holder is entitled to exercise or take under this Agreement, the Securities or the Guarantee (as defined in Section 1).
          6. Security Register.
          The Registrar, as agent of the Corporation for the purpose, shall maintain at Citibank, N.A., London Branch, 21st Floor, Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, or at such other place where its corporate trust office is located, a register for each Series of Securities in which shall be recorded the names, addresses and (if applicable) taxpayer identification numbers of registered owners of the Securities and the numbers of such Securities and other details with respect to the issuance, transfer and exchange of such Securities (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”). Upon presentation for the purpose at said office of the Registrar of any Security of such Series, accompanied by a written instrument of transfer in form approved by the Corporation and acceptable to the

Registrar (it being understood that, until written notice to the contrary is given to holders of Securities of a Series, (i) the Corporation shall be deemed to have approved the form of instrument of transfer, if any, printed on any definitive Security of such Series and (ii) such form of transfer shall be deemed acceptable to the Registrar), duly executed by the registered holder, in person or by his attorney thereunto duly authorized in writing, the Registrar shall register the transfer of such Security upon the Security Register for the Securities of such Series, and authenticate (if the Registrar is the Paying Agent) and issue in the name of the transferee a new Security of such Series of like tenor and principal amount. Registration of transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by the Corporation and delivered to the Registrar in writing. Successive registrations of transfer and exchange as aforesaid may be made from time to time as desired, and each such registration and exchange shall be noted on the applicable Security Register. No service charge shall be made for any registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided in the text of the Securities of such Series, but the Corporation may require payment by the transferee of a sum sufficient to cover any stamp duty or other tax or governmental charge in connection therewith and any other amounts required to be paid by the text of the Securities of such Series if not paid by the holder thereof.
          No Transfer Agent shall be required to make registrations of transfer or exchanges of Securities of a Series during any periods in which they are prohibited from taking, or permitted not to take, such actions by the text of such Securities.
          Prior to the due presentment of a Security for registration of transfer, the Corporation, the Transfer Agent and any agent of either of them may deem and treat the registered holder of any Security of a Series as the absolute owner of such Security for the purpose of receiving payment of the principal of and any premium or interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Corporation, the Transfer Agent, nor any such agent, except as provided in this Agreement, shall be affected by notice to the contrary.
          7. Sinking Fund and Redemption.
          The Corporation hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a mandatory sinking fund or similar provision in accordance with the provisions set forth in the text of the Securities of such Series.
          In the event that the provisions of the Securities of a Series provide for mandatory redemption by the Corporation or permit the Corporation to redeem Securities of such Series at its option, the Corporation shall, unless otherwise provided in the text of the Securities of such Series, give written notice to each Paying Agent (with a copy to the Fiscal Agent) of the principal amount of Securities of such Series to be so redeemed not less than 30 nor more than 60 days prior to the redemption date, or such lesser period as each Paying Agent and the Corporation may agree and which period shall be in accordance with the text of the Securities.
          All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Corporation and shall be given in accordance with the provisions applicable thereto set forth in or pursuant to the Corporation Certificate relating to or the text of the Securities of such Series. In the event that the provisions set forth in or pursuant to the applicable Corporation Certificate or in the text of the Securities of a Series permit the Corporation to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice of redemption of the Securities of such Series, the Corporation shall deliver to the relevant Paying Agent a certificate of an Authorized Officer stating that the Corporation is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied.
          In the event that the text of the Securities of a Series permit the holders thereof, at their option, to cause the Corporation to redeem such Securities, the Corporation shall, as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and the relevant Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the relevant Paying Agent shall provide to the Corporation from time to time reasonably detailed information as to such redemptions.
          Whenever less than all the Securities of a Series at any time outstanding are to be redeemed, the particular Securities of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Outstanding Securities of such Series not previously called for redemption by such usual method as the Fiscal Agent shall deem fair and appropriate, which method may provide for the selection for redemption of portions of the principal amount of Securities of such Series, subject to any minimum denominations for such purpose as may be specified in the text of the Securities of such Series. Upon any partial redemption of a Security of a Series, the Fiscal Agent or a Paying Agent shall authenticate and deliver in exchange therefor one or more Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such Security. All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Corporation.
          8. Conditions of Agents’ Obligations.
          The Agents accept their respective obligations herein and in the Securities set forth upon the terms and conditions hereof, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the holders from time to time of the Securities shall be subject:
     (a) Compensation and Indemnity. In connection with the Agents’ appointment and performance of their respective duties as Fiscal Agent, Paying Agent, Registrar and Transfer Agent, the Corporation will promptly pay the Fiscal Agent such compensation and shall reimburse the Fiscal Agent for such related costs and expenses (including reasonable legal fees and expenses) agreed upon by them from time to time for all services rendered by the Fiscal Agent and other Agents. The obligation of the Corporation under this paragraph (a) shall survive payment of the Securities and resignation or removal of the Fiscal Agent or any other termination or satisfaction of this Agreement. The Corporation will indemnify and hold harmless the Agents, their officers, employees and agents for any loss, claim, damages, cost, action, demand or liability (collectively, “Liabilities”) which may be incurred by the Agents by reason of, or in connection with, the Agents’ appointment and performance of their respective duties as Fiscal Agent, Paying Agent, Registrar or Transfer Agent and any duties set forth in the text of the Securities and the Procedures, and will reimburse them for any reasonable costs or expenses (including reasonable counsel fees) of investigating or defending against any Liability, except, in each case, for any such Liabilities, costs or expenses that arise or result from the negligence, bad faith or willful misconduct of the Agents or any of their officers, agents and employees. The Corporation will also promptly pay the Fiscal Agent such sums as may be required by the Fiscal Agent to reimburse any Transfer Agent, Paying Agent or Registrar appointed pursuant to Section 2, 3 or 6 for its reasonable out-of-pocket costs and expenses in connection with the service of the Securities.
     (b) Agency. No Agent shall be responsible or accountable to anyone, either by reason of its authentication of any Security or for any other reason whatsoever, with respect to the validity of this Agreement or of the Securities, the correctness of the recitals, if any, of the Corporation contained herein or in the Securities (except in the Fiscal Agent’s or a Paying Agent’s certificate of authentication and as set forth in the next succeeding sentence) or for any act taken by it, or for anything else whatever in connection with this Agreement or any Security, except for its own negligence, bad faith or willful misconduct or that of its officers, employees or agents. Each Agent represents and warrants that this Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, such Agent, but does not otherwise make any representation as to the validity or sufficiency of this Agreement or of the Securities. In acting under this Agreement the Fiscal Agent and each Transfer Agent, Paying Agent or Registrar appointed pursuant to Section 2, 3 or 6 of this Agreement are acting solely as agents of the Corporation and do not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Securities, except that all funds held by the Fiscal Agent and the relevant Paying Agent for payment or principal of and any premium or interest on the Securities shall be held in trust by the Fiscal Agent or such Paying Agent, for the benefit of the owners or holders of the Securities entitled thereto, as the case may be, and applied as set forth herein and in the text of the Securities, but need not be segregated from other funds held except to the extent required by law. Any moneys paid by the Corporation to the Fiscal Agent or a Paying Agent for the payment of the principal of and any premium or interest on any Security of a Series, and remaining unclaimed at the end of two years after such principal, premium or interest shall have become due and payable (whether at the Stated Maturity (as defined in the text of such Securities), upon call for redemption or otherwise), shall then be repaid to the Corporation upon its written request as provided and in the manner set forth in the text of the Securities of such Series, and upon such repayment the aforesaid trust with respect to the Securities of such Series shall terminate and all liability of the Fiscal Agent and all Paying Agents with respect to such moneys shall thereupon cease. To the extent permitted by applicable law, the Securities of each Series will become void unless presented for payment within a period of ten (10) years following (i) the Stated Maturity (as defined in the text of such Securities) or (ii) if payment in full has not been received by the Fiscal Agent or a Paying Agent on or prior to Stated Maturity, the date on which notice is given to holders of the Securities of such Series that payment in full has been received.
     (c) Permitted Activities. Each Agent appointed pursuant to Section 2 or 3 hereof may become a creditor, directly or indirectly, of the Corporation; make any loan or loans thereto; hold any form of indebtedness thereof (including the Securities of any Series); maintain any accounts thereof; own, accept or negotiate any drafts, bills of exchange, acceptances or obligations thereof; make disbursements therefor and enter into any banking, financial or business arrangement therewith without limitation; all without any liability on the part of the Fiscal Agent or such Paying Agent, Transfer Agent or Registrar for any real or apparent conflict of interest by reason of any such dealing. Any holder of Securities and any entity associated with any holder of Securities will be permitted to engage in business and contractual relationships with the Corporation, the Guarantor and each of their respective affiliates, and to profit therefrom without being obliged to account for such profits.
     Each of the Corporation and the Guarantor hereby irrevocably waive, in favor of each Agent, any conflict of interest which may arise by virtue of such Agent acting in its various capacities under this Agreement or for other customers of the Agent. Each of the Corporation and the Guarantor acknowledge that each Agent and its respective affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Corporation may regard as conflicting with its interests and may possess information (whether or not material to the Corporation) other than as a result of such Agent acting as an Agent hereunder, that such Agent may not be entitled to share with the Corporation. Consistent with its long-standing policy to hold in confidence the affairs of its customers, such Agent will not disclose confidential information obtained from the Corporation (without its consent) to any Agent’s other customers nor will it use on the Corporation’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Corporation agrees that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Agreement.
     (d) Advice of Counsel. Each Agent appointed by the Corporation pursuant to Section 2 or 3 hereof may consult with their respective counsel or other counsel satisfactory to them (including counsel to the Corporation), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by them hereunder in good faith and without negligence and in accordance with such opinion.
     (e) Reliance. Unless herein otherwise specifically provided, any order,

notice, request or other instrument of the Corporation made or given by it under any provision of this Agreement shall be sufficient if signed by an Authorized Officer. Any Agent appointed pursuant to Section 2 or 3 hereof shall be fully justified and protected in relying and acting upon and shall incur no liability for or in respect of any action or omission to act in reliance upon any instructions received by it and signed in the manner provided in the preceding sentence, and shall be fully justified and protected in relying and acting upon and dealing with any Security, assignment, power of attorney, certificate, order, instruction, notice or other instrument or paper (including a facsimile transmission or electronic mail communication) reasonably believed by it in good faith to be genuine and duly authorized and executed by the proper parties. The Fiscal Agent and each Paying Agent may rely and shall be fully protected in their reliance upon telephonic or other instructions given by the Corporation pursuant to this Agreement which the Fiscal Agent or such Paying Agent, as the case may be, believes in good faith and without negligence to have been given by an Authorized Officer of the Corporation; provided, however, that if a written confirmation of telephonic instructions is given to the Fiscal Agent or such Paying Agent, as the case may be, such written confirmation will be deemed the controlling and proper instructions if the Fiscal Agent or the Paying Agent, as the case may be, receives such written confirmation prior to having taken the action, if any, contemplated by the corresponding telephone instructions. The Fiscal Agent or a Paying Agent shall not be accountable for the use or application of any Securities or moneys which shall have been delivered or disposed of by it in accordance with this Agreement or for any other action taken or omitted to be taken by it in accordance with the express provisions of this Agreement or the Securities (except for its authentication of the Securities).
     (f) No Liability for Interest. Unless otherwise agreed by the Fiscal Agent and the Corporation, the Fiscal Agent shall have no liability for interest on any moneys received by it pursuant to any of the provisions of this Agreement or the Securities, so long as the principal of and any premium and interest on the Securities are distributed at the times, in the manner and otherwise in accordance with, this Agreement and the text of the Securities.
     (g) Funds of Fiscal Agent. The Fiscal Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Fiscal Agent is furnished with reasonable security and indemnity for any costs or expenses that may be incurred. Nothing herein shall be deemed to require the Fiscal Agent to risk or expend its own funds unless the Fiscal Agent is furnished security and indemnity satisfactory to it therefor.
     (h) No Implied Obligations. The Agents shall be obligated to perform such duties and only such duties as are specifically set forth in herein or in the text of the Securities or in the Procedures and no implied duties or obligations shall be read into this Agreement or in the text of any of the Securities or in the Procedures against the Fiscal Agent.
     (i) Liability. Except as provided in the following sentence, no provision of this Agreement shall be construed to relieve the Fiscal Agent or any Paying Agent, Transfer Agent or Registrar appointed pursuant to Section 2 or 3 from liability for its own negligence or its own bad faith or willful misconduct or that of any of its officers, directors or employees. Under no circumstance will any Agent be liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Agents have been advised of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise. The provision of this clause shall survive the resignation or removal of any Agent and the termination of this Agreement.
     (j) Confidentiality. The Agents will treat information relating to the Corporation as confidential. The Corporation hereby consents to the transfer and disclosure by the Agents of any information relating to the Corporation to and between the branches, subsidiaries, representative offices, affiliates and agents of the Agents and any third parties selected by any of them, wherever situated, for confidential use (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes). The Agents and any such branch, subsidiary, representative office, affiliate, agent or third party may only transfer and disclose any such information as required by any law, court regulator or legal process.
     9. Resignation and Appointment of Successor.
     (a) Fiscal Agent, Paying Agent and Transfer Agent. The Corporation agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent, a Paying Agent and a Transfer Agent,

hereunder each of which shall be a bank or company, and in the case of the Paying Agent and Transfer Agent, doing business under the laws of the United States of America or the State of New York, in good standing and authorized under such laws to exercise corporate trust powers, until all the Securities of such Series authenticated and delivered hereunder (i) have been delivered to the Fiscal Agent or a Paying Agent for cancellation or (ii) have become due and payable and monies sufficient to pay all principal of and any premium and interest on such Securities shall have been made available for payment and either paid or returned to the Corporation, as provided in herein and in the text of such Securities.
     (b) Resignation. An Agent may at any time resign by giving written notice, or notice by facsimile transmission or by electronic mail communication, confirmed in writing to the Corporation, of such intention on its part, specifying the date on which its resignation shall become effective, provided that such date shall never be less than 45 days after the date on which such notice is given unless the Corporation agrees to accept less notice. Any Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Corporation by an Authorized Officer of the Corporation and specifying such removal and the date when it shall become effective, provided that no such removal shall take effect less than 30 days nor more than 45 days after such notice has been given. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon (i) the appointment by the Corporation, as hereinafter provided, of a successor Agent, provided that such successor Agent shall be qualified as required by Section 9(d), and the acceptance of such appointment by such successor Agent or (ii) the judicial appointment of a successor Agent as provided in Section 9(c). Upon its resignation or removal, the Agent shall be entitled to payment of all amounts payable by the Corporation pursuant to Section 8.
     (c) Successors. In case at any time the Fiscal Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Corporation is required to maintain a Paying Agent) shall resign, or shall be removed, or (i) shall be adjudged bankrupt or insolvent, (ii) shall file a voluntary petition in bankruptcy, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of all or any substantial part of its property, (v) shall admit in writing its inability to pay or meet its debts as they severally mature, (vi) if a secured party takes possession of it or all of or any substantial part of its property, (vii) a receiver of it or all of or any substantial part of its property shall be appointed, (viii) if any order of any court shall be entered approving any petition filed by or against it under the provisions of the United States Bankruptcy Code or under the provisions of any similar legislation, (ix) if a receiver of the Fiscal Agent or Paying Agent, as the case may be, or its property shall be appointed, (x) if any public officer shall take charge or control of the Fiscal Agent or Paying Agent, as the case may be, or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, (xi) if an order is made or an effective resolution is passed for the winding-up of the Fiscal Agent or Paying Agent, as the case may be, or (xii) if any event occurs which has an analogous effect to any of the events set forth in subsections 9(c)(i) through (xi) (any event set forth in subsections 9(c)(i) through (xii) is hereinafter referred to as a “Restructuring Event”), a successor Fiscal Agent or Paying Agent, as the case may be, qualified to act under the terms of this Agreement, may be appointed by the Corporation by an instrument in writing, filed with the successor Fiscal Agent or Paying Agent and the predecessor Fiscal Agent or Paying Agent, as the case may be. Furthermore, if in the reasonable opinion of the Fiscal Agent or any Paying Agent in respect of the Securities of a Series as advised by such Fiscal Agent’s or Paying Agent’s legal counsel the performance by it of any duty or obligation under or pursuant to this Agreement or such Securities would or may be illegal or would result in such Fiscal Agent or Paying Agent, as the case may be, being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant governmental agency or regulatory authority, the appointment of such Fiscal Agent or Paying Agent, as the case may be, shall terminate forthwith (“Automatic Termination”), in which case, a successor Fiscal Agent or Paying Agent, as the case may be, qualified to act under the terms of this Agreement shall be appointed by the Corporation as soon as reasonably practicable. The Corporation shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent or Paying Agent. Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If twenty (20) days after the notice of its intention to resign has been given or an Automatic Termination has occurred, no successor Fiscal Agent or Paying Agent, as the case may be, shall have been so appointed by the Corporation and shall have accepted appointment as hereinafter provided, and, in the case of any such other Paying Agent located in a place where, by the terms of the Securities of a Series or this Agreement, the Corporation is required to maintain a Paying Agent and no successor Paying Agent shall have accepted an appointment as a successor Paying Agent, then any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such other Paying Agent, is of the Series referred to in this sentence), on behalf of himself and all others similarly situated, or any Agent may, at the expense of the Corporation, petition any court of competent jurisdiction for the appointment of a successor agent. Notwithstanding the preceding sentence, if five (5) days after the occurrence of either (i) a Restructuring Event or (ii) an Automatic Termination, no successor Fiscal Agent or other Paying Agent, as the case may be and if applicable, shall have been so appointed by the Corporation and shall have accepted appointment as hereinafter provided, the Fiscal Agent may, on behalf of the Corporation, appoint a successor Fiscal Agent or Paying Agent provided that such successor Fiscal Agent or Paying Agent is qualified to serve as such under the terms of this Agreement. Any successor Fiscal Agent or Paying Agent so appointed by such court or by the Fiscal Agent on behalf of the Corporation, shall immediately and without further act be superseded by any successor Fiscal Agent or Paying Agent appointed by the Corporation as above provided (and who shall have agreed to serve in such capacity by execution of a written agreement substantially in the form of this Agreement) within one year from the date of the appointment of such court or such Fiscal Agent.
     (d) Qualification and Acknowledgement. Any successor Agent appointed hereunder, to qualify as such, shall be a bank or trust company, and in the case of any successor Fiscal Agent appointed by a predecessor Fiscal Agent pursuant to Section 9(c) hereof and any successor Paying Agent or Transfer Agent shall, in each case, be a bank or trust company doing business under the laws of the United States of America or of the State of New York in good standing and authorized under such laws to exercise corporate trust powers, and in each case having a combined capital and surplus in excess of US$50,000,000. Any successor Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Agent without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Fiscal Agent or a Paying Agent, Transfer Agent or Registrar, as the case may be, hereunder, and such predecessor, upon payment of all unpaid amounts payable to it pursuant to Section 8 hereof, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent or Paying Agent, Transfer Agent or Registrar shall be entitled to receive, all moneys, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent or Paying Agent, Transfer Agent or Registrar, as the case may be, hereunder.
     (e) Merger, Consolidation, etc. Any corporation into which any Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which any Agent shall be a party, or any corporation to which any Agent shall sell or otherwise transfer all or substantially all the assets and business of such Agent, provided that such corporation shall be qualified as required by Section 9(d), shall be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     (f) Separate Fiscal Agents. The Corporation may appoint a separate fiscal agent for the Securities of any Series in addition to in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of other Series. Any such separate fiscal agent shall be a bank or trust company doing business under the laws of the United States of America or of the State of New York, in good standing and authorized under such laws to exercise corporate trust powers. Any separate fiscal agent shall enter into an agreement with the Corporation under which such fiscal agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.
     10. Certain Agreements of the Fiscal Agent.
          Except as otherwise expressly provided herein or in the Securities of any Series with respect to notices of redemption or otherwise, the Fiscal Agent shall not, nor give permission to any other person to, publish any advertisement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the Corporation.
          11. Set-off.
          Except as may be otherwise agreed between the parties hereto and subject to applicable law, the Fiscal Agent, acting in such capacity, shall not be entitled to deduct or set-off any amount which is owed or said to be owed to the Fiscal Agent, acting in such capacity, by the Corporation from any amount being held by the Fiscal Agent to pay sums due and owing to the holders of the Securities under this Agreement and the Securities.
          12. Payment of Taxes.
          Except as may be otherwise agreed between the parties hereto, the Corporation will pay all stamp or other documentary taxes and other duties, if any, which, may be imposed by the Commonwealth of Australia, the State of New South Wales, the United States of America or any political subdivision thereof or taxing authority of or in any of the foregoing with respect to this Agreement or the issuance of the Securities.
          13. Meetings and Amendments.
     (a) Calling of Meeting, Notice and Quorum. A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. The Fiscal Agent may at any time call a meeting of holders of Securities of a Series for any such purpose to be held at such time and at such place as the Fiscal Agent shall determine. Written notice of every meeting of holders of Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the Corporation or the holders of at least 10% in aggregate principal amount of the Outstanding Securities (as defined in subsection (d) of this Section) of a Series shall have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving written notice thereof.
          To be entitled to vote at any meeting of holders of Securities of a Series, a person shall be a holder of Outstanding Securities of such Series affected by the matter to be voted upon or a person duly appointed by an instrument in writing as proxy for such a holder. Except for the “reserved matters” described in Section 13(b) below, the persons entitled to vote a majority in principal amount of the Outstanding

Securities of a Series affected by the matter to be voted upon shall constitute a quorum. Except for the “reserved matters” described in Section 13(b) below, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the outstanding Securities of a Series affected by the matter to be voted upon shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. For purposes of a meeting of holders that proposes to discuss the “reserved matters” specified below, holders or proxies representing 75% of the aggregate principal amount of the outstanding Notes will constitute a quorum. The Corporation shall appoint a temporary chairman of the meeting, provided that the failure to make such appointment shall not in any way invalidate the proceedings at the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities of a Series represented at the meeting, provided that the failure to make such appointments shall not in any way invalidate the proceedings at the meeting. At any meeting each holder of a Security or proxy shall be entitled to one vote for each US$1,000 in aggregate principal amount of such Securities held or represented by him. The chairman of the meeting shall have no right to vote except as the holder of a Security of such Series or proxy. Any meeting of the holders of the Securities of a Series duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the proof of the appointment of proxies in respect of holders of Securities of such Series, the record date for determining the registered owners of Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.
          (b) Approval. (i) At any meeting of holders of Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Securities of such Series affected by the action to be taken and represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the registered owners of not less than 66 2/3% in aggregate principal amount of the Outstanding Securities of a Series affected by the action to be taken (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Corporation may modify, amend or supplement the terms of such Securities or, insofar as respects such Securities, this Agreement, in any way, and the holders of such Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or such Securities to be made, given or taken by holders of such Securities; provided, however, that no such action may, without the consent of the Fiscal Agent, increase the duties or obligations of the Fiscal Agent or diminish in any way any of its rights under this Agreement, or, without the consent of the holders of not less than 75% in aggregate principal amount of the Outstanding Securities of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount which is payable upon acceleration of the Stated Maturity (as defined in the text of such Securities), the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) shorten the period during which the Corporation is not permitted to redeem the Securities of such Series, or permit the Corporation to redeem the Securities of such Series if, prior to such action, the Corporation is not permitted so to do, or (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the Corporation’s obligation to pay any additional amounts on the Securities of such Series (as defined in the text of such Securities), (G) change the governing law provision of the Securities of such Series, (H) change the courts to the jurisdiction of which the Corporation or the Guarantor (as defined in Section 14 below) has submitted, the Corporation’s or Guarantor’s obligation to appoint and maintain an agent for service of process in New York City or the Corporation’s or Guarantor’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities of such Series, (I) in connection with an exchange offer for the Securities of such Series, amend any event of default under the Securities of such Series, or (J) change the status of the Securities of such Series (the matters referred to in (A) through (J) are hereby referred to as “reserved matters”).
          The Fiscal Agent agrees, for the benefit of the Corporation, that it will not unreasonably withhold its consent to any amendment to this Agreement, the Securities or the Procedures. The Corporation will provide the Fiscal Agent with each such amendment, whether or not such amendment shall have required the Fiscal Agent’s consent.
          The Corporation and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend this Agreement or the Securities of a Series for the purpose of (A) adding to the Corporation’s covenants for the benefit of the holders of the Securities of such Series, (B) surrendering any of the Corporation’s rights or powers, (C) providing collateral for the Securities of such Series, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof, or (E) making any other change that the Corporation and the Fiscal Agent may determine shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of Securities of such Series in any respect. The Fiscal Agent and each Paying Agent are not to be responsible for determining whether a change will affect the interest of any holder of Securities of such Series in any respect (to be determined solely by the Corporation).
          It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof. If any fee is offered in exchange for the consent of the holders of Securities of a Series to approve any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, such fee must be offered to all holders of Securities of such Series that provide consent within the period of time specified in such offer.
     (c) Binding Nature of Amendments, Notice, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of a Series, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes specified in Section 13(b) above for which this Agreement or the Securities of a Series can be amended without the vote or consent of any holder of Securities) shall be given to each holder of Securities affected thereby, in all cases as provided in Securities of such Series.
          Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Corporation as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Corporation, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Corporation, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series. If any fee is paid to holders of the Securities of a Series in exchange for their consent to any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action to the Fiscal Agency Agreement or the terms of the Securities of that Series, such fee must be offered to all holders who consent within the period of time specified in such offer.
     (d) “Outstanding” Defined. For purposes of the provisions of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:
     (i) Securities theretofore cancelled by the Fiscal Agent or a Paying

Agent or delivered to the Fiscal Agent or a Paying Agent for cancellation and not reissued by the Fiscal Agent or a Transfer Agent;
     (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at Stated Maturity (as defined in the text of such Securities) or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent or any Paying Agent; or
     (iii) Securities which have been defeased pursuant to Section 16(b) hereof;
     (iv) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement, other than any such Securities in respect of which there shall have been presented to the Fiscal Agent proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Corporation, provided, however that pursuant to Section 8(b) hereof, to the extent permitted by applicable law, the Securities of any Series will become void unless presented for payment within a period of ten (10) years following (1) the Stated Maturity (as defined in the text of such Securities) or (2) if payment in full has not been received by the Fiscal Agent or a Paying Agent on or prior to Stated Maturity, the date on which notice is given to holders of the Securities of such Series that payment in full has been received; or
     (v) Securities of a Series with respect to which the holder has exercised his right, if any, to require the Corporation to repurchase such Security in whole or in part, but with respect to which the date of such repurchase has not yet arrived;
provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of an Original Issue Discount Security (as defined in the text of such Security) that shall be deemed to be

Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof determined as provided below, and (ii) Securities of such Series owned directly or indirectly by the Corporation shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only Securities of that Series that the Fiscal Agent knows to be so owned shall be so disregarded.
          14. Substitution.
          The Corporation may, without the consent of the holders of Securities of a Series, be replaced as principal debtor under the Securities of such Series by a successor statutory body or body corporate constituted by public Act of the State of New South Wales (provided that such statutory body or body corporate enjoys no less financial support from the Guarantor than that enjoyed by the Corporation), which by the provisions of the Act by which it is constituted assumes all of the obligations of the Corporation under such Securities, or by the Guarantor, by execution of a deed by which it assumes all of such obligations, so long as (i) such statutory body or body corporate, or the Guarantor, if applicable, executes such documents, obtains all regulatory and other governmental approvals and consents necessary to assume such obligations and does all such other acts and things as shall be necessary for it to assume the obligations of the Corporation under the Securities of such Series as if such statutory body or body corporate, or the Guarantor, if applicable, was named therein as the Corporation; (ii) the interests of the holders of the Securities of such Series are not in any way prejudiced by such substitution; and (iii) if the Corporation is being replaced as principal debtor under the Securities of such Series by a successor statutory body or body corporate, the Guarantee of the Securities of such Series remains in full force and effect and the holders of the Securities of such Series remain entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act or another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of such Series.
          15. Notice to Holders.
          Notice to holders of Securities of a Series shall be given as provided in the terms of the Securities of such Series; provided, however, if the Fiscal Agent is requested to give notice in the name and at the expense of the Corporation, it shall receive written notice from the Corporation at least 15 days prior to the last date for notice to the holders.
          16. Defeasance (Legal and Covenant).
     (a) Corporation’s Option to Effect Defeasance or Covenant Defeasance. In the event this Section is applicable to the Securities of a Series as provided in or pursuant to the Corporation Certificate relating to such Securities, the Corporation may elect, at its option, by written notice executed by an Authorized Officer and delivered to the Fiscal Agent, to have either Section 16(b) or Section 16(c) applied to any Outstanding Securities of such Series of like tenor (each, a “Defeasance Group”) upon compliance with the conditions set forth below in this Section 16.
     (b) Defeasance and Discharge. Upon the Corporation’s exercise of the option provided in Section 16(a) to have this Section 16(b) applied to any Defeasance Group, the Corporation shall be deemed to have been discharged from its obligations with respect to all the Outstanding Securities of such Defeasance Group as provided in this Section 16(b) on and after the date the conditions set forth below in Section 16(d) are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such Defeasance Group and to have satisfied all its other obligations under such Securities and this Agreement insofar as the Securities of such Defeasance Group are concerned, and the Corporation and the Fiscal Agent shall, upon the written request of the Corporation, execute a written agreement acknowledging the same (which agreement shall be in form and substance reasonably satisfactory to the Fiscal Agent), except, unless otherwise set forth in or pursuant to the applicable Corporation Certificate, for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of the Securities of such Series to receive, solely from the trust fund described in Section 16(d) and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when such payments are due, (ii) the Corporation’s obligations with respect to the Securities of any Defeasance Group that the text of such Securities expressly provides shall survive such defeasance, (iii) the rights, powers, duties and immunities of the Fiscal Agent hereunder and (iv) this Section 16. Subject to compliance with this Section 16, the Corporation may exercise its option under Section 16(a) to have this Section 16(b) applied to the Outstanding Securities of any Defeasance Group notwithstanding the prior exercise of its option provided in Section 16(a) to have Section 16(c) applied to the Outstanding Securities of such Defeasance Group.
     (c) Covenant Defeasance. Upon the Corporation’s exercise of the option provided in Section 16(a) to have this Section 16(c) applied to any Defeasance Group, (i) the Corporation shall be released from its obligations under any covenants contained in the Securities of such Defeasance Group that the text of such Securities expressly provides are subject to defeasance pursuant to this Section 16(c) on and after the date the conditions set forth in Section 16(d) below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Corporation may omit to comply with and shall have no liability with respect to the Securities of such Defeasance Group in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of the Corporation’s obligations with respect to the Securities of such Defeasance Group shall be unaffected thereby.
     (d) Conditions to Defeasance and Covenant Defeasance. The following shall be the conditions to application of either Section 16(b) or Section 16(c) to the then Outstanding Securities of any Defeasance Group:
     (i) The Corporation shall irrevocably have deposited or caused to be deposited with a trustee, who may be the Fiscal Agent and who shall agree to comply with the provisions of this Section 16 applicable to it (the “Defeasance Trustee”), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such Defeasance Group, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Defeasance Trustee, to pay and discharge, and which shall be applied by the Defeasance Trustee to pay and discharge, and which shall be applied by the Defeasance Trustee to pay and discharge the principal of and any premium or interest on the Securities of such Defeasance Group on the Stated Maturity (as defined in the text of such Securities) of such principal or installment of interest in accordance with the terms of this Agreement and of such Securities. For this purpose, “U.S. Government Obligations” means (x) securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which the full faith and credit of the United States of America is pledged, which in either case (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and (y) any depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.
     (ii) In the case of an election under Section 16(b), the Corporation shall have delivered to the Defeasance Trustee an opinion of counsel stating that (x) the Corporation has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Agreement there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Securities of such Defeasance Group will not recognize gain or loss for U.S. Federal income tax purposes as a result of such deposit, defeasance and discharge to be effected with respect to the Securities of such Defeasance Group and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
     (iii) In the case of an election under Section 16(c), the Corporation shall have delivered to the Defeasance Trustee an opinion of counsel to the effect that the holders of the Outstanding Securities of such Defeasance Group will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance to be effected with respect to the Securities of such Defeasance Group and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur.
     (iv) No Event of Default (as defined in the text of such Securities) or event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as any Event of Default relating to the bankruptcy, insolvency or reorganization (or similar proceeding or process) of the Corporation are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
     (v) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Corporation is a party or by which it is bound.
     (vi) The Corporation shall have delivered to the Fiscal Agent and the Defeasance Trustee a certificate of an Authorized Officer and an opinion of counsel, each stating that all conditions precedent with respect to either defeasance and discharge under Section 16(b) or covenant defeasance under Section 16(c) (as the case may be) have been complied with.
     (vii) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such act or exempt from regulation thereunder.
     (e) Deposit in Trust; Miscellaneous. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Defeasance Trustee pursuant to Section 16(d) in respect of the Securities of a Defeasance Group shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of such Securities and this Agreement, to the payment, either directly or through any

Paying Agent as the Defeasance Trustee may determine, to the holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law. Any money deposited with the Defeasance Trustee for the payment of the principal of (and premium, if any) or any interest on any Security of such Defeasance Group and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Corporation on written request of an Authorized Officer; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Defeasance Trustee with respect to such trust money shall thereupon cease.
          The Corporation shall pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 16(d) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Securities of such Defeasance Group.
          Anything in this Section 16 to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to the Corporation from time to time upon the request of the Corporation any money or U.S. Government Obligations held by it as provided in Section 16(d) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance with respect to the Securities of such Defeasance Group.
     (f) Reinstatement. If the Defeasance Trustee is unable to apply any money in accordance with this Section 16 with respect to the Securities of any Defeasance Group by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Corporation’s obligations under this Agreement and the Securities of such Defeasance Group shall be revived and reinstated as though no deposit had occurred pursuant to this Section 16 with respect to the Securities of such Defeasance Group until such time as the Defeasance Trustee is permitted to apply all money held in trust pursuant to Section 16(d) in accordance with this Section 16 with respect to the Securities of such Defeasance Group; provided, however, that if the Corporation makes any payment of principal of and any premium or interest on any Security of such Defeasance Group following the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Securities to receive such payment from the money so held in trust.
          17. Governing Law.
          This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America, without reference to the conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law), except that all matters relating to the authorization and execution of this Agreement by the Corporation shall be governed by, and construed in accordance with the laws of the State of New South Wales, the Commonwealth of Australia.
          18. Counterparts.
          This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.
          19. Consent to Service; Jurisdiction.
          The Corporation hereby appoints CT Corporation System located at 111 Eighth Avenue, New York, New York, 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on the Securities or this Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the holder of any Security and the Corporation expressly accepts the jurisdiction of any such court in respect of such action. Such appointment, which has been accepted, shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities and the Guarantee thereof have been paid by the Corporation to the Fiscal Agent or a Paying Agent pursuant to the terms hereof and of the Securities and paid or returned to the Corporation as provided in Section 8(b) hereof. Notwithstanding the foregoing, the Corporation reserves the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If a successor Authorized Agent is appointed, or if for any reason that person ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Corporation will appoint a successor Authorized Agent in accordance with the preceding sentence. The Corporation will promptly notify the Fiscal Agent in writing of any such appointment of a successor Authorized Agent. The Corporation will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to each party hereto, together with written notice of such service mailed or delivered to the Corporation at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, attention: Chief Executive, shall be deemed, in every respect, effective service of process on the Corporation. Notwithstanding the foregoing, any action based on the Securities may be instituted by a holder of a Security in any competent court in the State of New South Wales or any court in the Commonwealth of Australia competent to hear appeals therefrom. To the fullest extent permitted by law, the Corporation hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action based on the Securities on this Agreement which may be instituted by the holder of any Security in any State or Federal court in the Borough of Manhattan, The City of New York or in any competent court in the State of New South Wales or in the Commonwealth of Australia competent to hear appeals therefrom.
          20. Notices.
          All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Fiscal Agent shall be delivered, or transmitted by facsimile transmission or electronic mail communication and confirmed by original writing to the Fiscal Agent, Citicorp International Limited, Attention: Agency and Trust (facsimile no. +852 2868 8048); or if sent to the Paying Agent or the Transfer Agent appointed pursuant to Section 2 shall be delivered, or transmitted by facsimile transmission or electronic mail communication and confirmed by original writing to the Paying and Transfer Agent, Citibank N.A., London Branch, 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom Attention: Agency and Trust, (facsimile no. +44

207 508 2878); or if sent to the Registrar, shall be delivered, or transmitted by facsimile transmission or electronic mail communication and confirmed by original writing to the Registrar, Citibank N.A., London Branch, 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom Attention: Agency and Trust Department — DECT, (facsimile no. +44 207 508 3866); or if sent to the Corporation shall be delivered, or transmitted by facsimile transmission or electronic mail communication and confirmed by original writing to New South Wales Treasury Corporation, Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, attention: Chief Executive (Telephone No.: +61 2 9325 9325; facsimile no. +61 2 9325 9333 (or such other address as shall be specified in writing by the Agents or by the Corporation). If the Fiscal Agent shall receive any notice or demand addressed to the Corporation by the holder of a Security pursuant to the provisions of Securities, the Fiscal Agent shall promptly forward such notice or demand to the Corporation. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.
          21. Headings.
          The headings contained herein are for convenience only and shall not affect the construction hereof.
          22. Limits on Third-Party Beneficiaries.
          This Agreement is for the mutual benefit and obligations of the Corporation and the Agents and no other party shall have any right or benefit hereunder except that the holders of Securities shall be third-party beneficiaries of the Corporation’s undertakings for their benefit pursuant to Sections 9(a), 12 and 19 hereof.

          IN WITNESS WHEREOF, the parties have executed this Fiscal Agency Agreement as of the date first above written.

NEW SOUTH WALES TREASURY CORPORATION

By:
Name:
Title:

CITIBANK, N.A., LONDON BRANCH,
as Paying Agent, Transfer Agent and Registrar

By:
Name:
Title:

CITICORP INTERNATIONAL LIMITED,
As Fiscal Agent

By:
Name:
Title:

Exhibit A
[FORM OF FIXED RATE INTEREST BEARING, U.S. DOLLAR REGISTERED SECURITY]
          THIS SECURITY IS [NOT] A GLOBAL SECURITY. Under United States Treasury Regulations, it is possible that Securities which are not issued at a discount but which are issued between a Record Date and the related Interest Payment Date would be treated as issued at an original issue discount because interest is not paid at fixed periodic intervals at a fixed rate during the entire time of such Securities, with the consequence that Holders (including cash basis Holders) would be required to report interest in respect of such a Security on a constant yield accrual basis for United States Federal income tax purposes.
          If this Security is a Global Security within the meaning of the Fiscal Agency Agreement hereinafter referred to and is registered in the name of a Depositary (the “Depositary”) or a nominee of the Depositary, then this Global security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described herein, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.
          IF THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, THEN UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER PERSON AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER PERSON, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	REGISTERED
NEW SOUTH WALES TREASURY CORPORATION
No.                                                                        [•]% [NOTES][BONDS][DEBENTURE STOCK] DUE [•]
Unconditionally Guaranteed by
The Crown in Right of New South Wales

[Insert any other terms, provisions or legends]
          New South Wales Treasury Corporation (the “Corporation”), a statutory corporation constituted pursuant to the Treasury Corporation Act 1983 of New South Wales (the “TCA”), for value received, hereby promises to pay to                                         , or registered assigns, the principal sum of                                          UNITED STATES DOLLARS (U.S.$[•]) on [1]   (the “Stated Maturity”) and to pay the Holder interest on said principal sum at the rate of ___% per annum (computed on the basis of a 360-day year of twelve 30-day months) from the [2] or [2], as the case may be, to which interest on the Securities (as hereinafter defined) has been paid next preceding the date hereof (unless the date hereof is an [2] or [2] to which interest on the Securities has been paid, in which case from the date hereof, or unless the date hereof is prior to   [3], in which case from   [4], [5]   on [2] and [2] in each year (the “Interest Payment Dates”) until payment of said principal sum has been made or duly provided for.
          Payment of the principal of, premium, if any, and interest on this Security will be made at the office of Citibank, N.A., London Branch, as paying agent (the “Paying Agent”), transfer agent (the “Transfer Agent”) and registrar (the “Registrar”) or at the office of the successor for such Paying Agent, Transfer Agent and Registrar, subject to applicable laws and regulations, in such other place or places as are designated by the Corporation, by U.S. dollar check drawn upon a bank in The City of New York or, if the Holder holds US$10,000,000 or more in aggregate principal amount of the Securities of this Series such Holder may elect to receive payments of any interest on this Security (other that at Maturity) by wire transfer of U.S. dollars of immediately available funds to an account maintained by the payee with a bank, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts, provided, however, that the payment of interest shall be made by wire transfer only if the Holder of this Security shall provide instructions with respect to such transfer prior to the fifteenth day (whether or nor a Business Day) next preceding the Interest Payment date on which such interest is payable and provided further, that payment of the principal of this Security shall be made only upon presentment of this Security. Notwithstanding the foregoing, interest payable on any Interest Payment Date prior to Maturity may, at the option of the Corporation, be paid by check mailed to the person in whose name this Security is registered at the close of business on the [6] day of the calendar month (whether or not a Business Day (as hereinafter defined)) next preceding such Interest Payment Date at such person’s address appearing on the Security Register (as defined in Section 6 of the Fiscal Agency Agreement hereinafter referred to), notwithstanding the subsequent cancellation of this Security prior to such Interest Payment Date, and no interest shall be paid on this Security on such Interest Payment Date if the name of its Holder was entered as such on the Security Register after the close of business on the [6] day of the calendar month (whether or not a Business Day) next preceding such Interest Payment Date; provided that interest payable on this Security not punctually paid or duly provided for on any such Interest Payment Date shall cease to be so payable, but shall instead be payable to the person in whose name this Security is registered at the close of business on such date as shall be determined by the Corporation in any lawful manner consistent with the requirements, including notice requirements, of any securities exchange upon which the Securities may be listed. [7]
          The Securities of this series are direct, unconditional and irrevocable obligations of the Corporation and have the benefit of the statutory charge on the income and revenue of the Corporation provided by Section 22C(1) of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”). Furthermore, by Section 22G(1) of that Act, money payable by the Corporation under the Securities of this series ranks and will continue to rank equally without preference by reason of priority of date or otherwise with all obligations to repay financial accommodation, financial adjustments and joint financing arrangements (as each of those terms are defined by that Act) which repayment is secured by the income and the revenue of the Corporation.
          Payment of all amounts owing on this Security is guaranteed by The Crown in Right of New South Wales (the “Guarantor”) pursuant to the provisions of Section 22A(1) of the PAFA Act (the “Guarantee”). Pursuant to Section 22G(2) of the PAFA Act, all obligations of the Guarantor under the Guarantee rank equally without preference with all other outstanding obligations of the Guarantor and are to be discharged out of the fund formed under Part 5 of the Constitution Act 1902 of New South Wales constituting all public moneys collected, received or held by any person for or on behalf of the State of New South Wales, without any appropriation other than in accordance with Section 22I of the PAFA Act. The Guarantee will be governed by, and interpreted in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia.
          This Security is one of a duly authorized issue of [•]% [Notes] [Bonds] [Debenture Stock] Due [•] (the “Securities”) of the Corporation limited to the aggregate principal amount of U.S.$                    . The Securities are issuable as registered Securities without coupons in the minimum denomination of U.S.$                     and any integral multiple of U.S.$                    . The Corporation has entered into a Fiscal Agency Agreement, dated as of [•] 2009 (the “Fiscal Agency Agreement”), with Citicorp International Limited, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement) and Citibank N.A., London Branch, as Paying Agent (herein called the “Paying Agent”, which term includes any successor paying agent under the Fiscal Agency Agreement) as Transfer Agent and as Registrar, providing for the service of the Securities, copies of which Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent.
          The Corporation covenants at all times, so long as this Security is Outstanding (as defined on the reverse hereof), to maintain an office or agency for the payment of the principal of and any premium and interest on this Security as herein provided.
          All payments by the Corporation of or in respect of, principal of, and any premium and interest on, this Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or authority thereof or therein having power to tax, unless the withholding or deduction of the taxes, duties, assessments or governmental charges is required by law. In that event, the Corporation or, as the case may be, the Guarantor will pay the additional amounts as may be necessary in order that the net amounts receivable by the Holder of this Security after the withholding or deduction (and after deduction of any additional taxes, duties, assessments or governmental charges payable in respect of such additional amounts) shall equal the respective amounts of principal and interest which would have been receivable in respect of this Security, in the absence of the withholding or deduction. However, no additional amounts will be so payable for or on account of:
     (a) any tax, duty, assessment or other governmental charge which would not have been imposed, deducted or withheld but for the fact that such Holder or the beneficial owner of this Security:
     (i) is or was a resident, domiciliary or national of, or engaged in trade or business or maintained a permanent establishment or is or was physically present in the Commonwealth of Australia or any of its territories or any political subdivision thereof or any taxing authority thereof or therein or otherwise had some present or former connection with the Commonwealth of Australia or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, other than merely the ownership of, or receipt of payment under, this Security;
     (ii) presented (if presentation shall be required) this Security for payment in the Commonwealth of Australia or any of its territories or any political subdivision thereof, unless, under applicable law, this Security could not have been presented for payment elsewhere; or
     (iii) presented (if presentation shall be required) this Security more than thirty (30) days after the date on which the payment in respect of this Security first became due and payable or provided for, whichever is later, except to the extent that the Holder of this Security would have been entitled to such additional amounts if it had presented this Security for payment on any day within such period of thirty (30) days;
     (b) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;
     (c) any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from payments made under or with respect to this Security;
     (d) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the Holder or the beneficial owner of this Security being an “associate” of the Corporation for the purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia;

     (e) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the failure of the Holder or the beneficial owner of this Security:
     (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner (including, without limitation, the supplying of an Australian Business Number, any appropriate tax file number or other appropriate exemption details), if and to the extent that furnishing such information to the Corporation would have reduced or eliminated any taxes, duties, assessments or other governmental charges as to which additional amounts would have otherwise been payable to such Holder or beneficial owner; or
     (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, rule, regulation or administrative practice of the Commonwealth of Australia (or any territories or political subdivisions or any taxing authority thereof or therein) as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or
     (f) any taxes, duties, assessments or other governmental charges that are payable by any method other than withholding or deduction by the Corporation or any paying agent from payments in respect of this Security;
     (g) any taxes, duties, assessments or other governmental charges that are required to be withheld by any paying agent from any payment in respect of this Security if such payment can be made without such withholding by at least one other paying agent; or
     (h) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment to an individual and is required to be made pursuant to any European Union Directive on taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;
     (i) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment with respect to this Security presented for payment by or on behalf of Holder who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union;, or
     (j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);
nor shall additional amounts be paid with respect to any payment in respect of this Security to any Holder who is a fiduciary, partnership, limited liability company, fiscally transparent entity or other than the sole beneficial owner of this Security to the extent that a beneficiary or settlor with respect to such fiduciary or a beneficial owner or member of such partnership, limited liability company or fiscally transparent entity or a beneficial owner would not have been entitled to such additional amounts had it been the Holder or beneficial owner or sole beneficial owner of this Security.
          Whenever there is mentioned, in any context, the payment of any payments pursuant to this Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in the Fiscal Agency Agreement and this Security to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the Fiscal Agency Agreement and this Security.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Fiscal Agent or a Paying Agent or a Transfer Agent referred to on the reverse hereof by the manual signature of an authorized signatory, this Security shall not be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature of the undersigned, thereunto duly authorized.

NEW SOUTH WALES TREASURY CORPORATION

By Title:

By Title:
Date of Authentication:
CERTIFICATE OF
AUTHENTICATION
This is one of the Securities
of the Series designated
therein referred to in the
within-mentioned Fiscal Agency
Agreement.
CITIBANK, N.A., LONDON BRANCH, as Paying Agent

By	Authorized Signatory

          This Security is one of a duly authorized issue of securities of the Corporation (the “Securities”) issued and to be issued in one or more series under the Fiscal Agency Agreement.
          This Security is one of the series designated as “[•]”, limited in aggregate principal amount to up to US$[•]. The Securities of this series are issuable only as registered Securities, without coupons, in minimum denominations of US$[•] and integral multiples of US$[•] in excess thereof.
          As used herein:
          “Holder” means the person in whose name such Security is registered in the Security Register (as defined below);
          “Market Day” means any day which is not a Saturday or Sunday and which is not a day on which banking institutions in The City of New York are authorized or obligated by law to close;
          “Business Day” means any day which is not a Saturday or Sunday and which is not a day on which banking institutions in The City of New York and in Sydney, New South Wales, the Commonwealth of Australia, are authorized or obligated by law to close;
          “Maturity” when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise; and
          “Stated Maturity” when used with respect to any Security or any installment of principal or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
          The Corporation shall cause to be kept at the office of the Registrar and any other office or agency designated by the Corporation, a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration of Securities of this series and registration of transfers or exchanges of such Securities. The Registrar is hereby appointed for the purpose of registering Securities of this series and transfers or exchanges of such Securities as herein provided. The Corporation reserves the right to vary or terminate the appointment of the Fiscal Agent or Registrar or of any Transfer Agent or to appoint additional or other Registrars or Transfer Agents or to approve any change in the office through which any Registrar or any Transfer Agent acts; provided, however, that so long as there is any Security of this series Outstanding there will at all times be a Registrar; and provided, further, that if at any time more than one Registrar shall have been appointed with respect to Securities of this series, all such Registrars shall act jointly as Co-Registrars.

          The transfer of this Security is registrable on the Security Register upon presentation at any office or agency at which the Security Register is maintained duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Registrar duly executed by, the Holder hereof, in person or by such Holder’s attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of this series, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount and tenor. At the option of the Holder, this Security may be exchanged for Securities of this series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of this Security for exchange at any office or agency at which the Security Register is maintained. Upon any such surrender of this Security for exchange, the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, the Securities which the Holder hereof is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent or a Paying Agent being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Corporation may from time to time agree with the Fiscal Agent or a Paying Agent.
          The Corporation shall have the right to require the Holder of this Security, as a condition of payment of the principal of or any premium or interest on this Security, to present at the office of the Fiscal Agent or any paying agent a certificate in such form as the Corporation may from time to time prescribe, and deliver such certificate to the Fiscal Agent or any paying agent in order to comply with applicable law or regulations, to enable the Corporation to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Corporation, the Fiscal Agent, any paying agent or withholding agent may be required to deduct or withhold from payments in respect of this Security under any present or future law of the Commonwealth of Australia or any other jurisdiction or any regulation of any taxing authority thereof or therein and (ii) any reporting or other requirements under such laws or regulations. To the extent not otherwise prohibited by applicable laws and regulations, the Corporation shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determinations.
          The Corporation shall not be required (i) during a period beginning at the opening of business 15 days before any selection of Securities of this series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, to issue, register the transfer of or exchange any Security of this series of the tenor which could be selected for redemption pursuant to such selection or (ii) to register the transfer of or exchange any Security of this series, or portion thereof, called for redemption, except the unredeemed portion of any such Security being redeemed in part.
          All Securities of this series issued and authenticated upon any registration of transfer or exchange of this Security shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits, as this Security. No service charge shall be made for any registration, registration of transfer or exchange of this Security, but the Corporation, Fiscal Agent or any of their agents require confirmation of payment to the relevant authorities of a sum sufficient to cover any stamp duty or other tax or governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of this Security not involving any registration of a transfer.
          For purposes of the provisions of the Securities and the Fiscal Agency Agreement, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:
     (i) Securities theretofore cancelled by the Fiscal Agent or a Paying Agent or delivered to the Fiscal Agent or a Paying Agent for cancellation and not reissued by the Fiscal Agent or a Paying Agent;
     (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at Stated Maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and premium, if any, and interest thereon shall have been made available to the Fiscal Agent or a Paying Agent;
     (iii) Securities that have been defeased pursuant to the terms hereof;
     (iv) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement, other than any such Securities in respect of which there shall have been presented to the Fiscal Agent or Paying Agent proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Corporation; or
     (v) Securities with respect to which the Holder has exercised his right, if any, to require the Corporation to repurchase such Security in whole or in part, but with respect to which the date of such repurchase has not yet arrived;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities are present or represented at a meeting of Holders of Securities or have voted in favor of or consented to, or have given, any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security (as hereinafter defined) that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof determined as provided below, and (ii) Securities owned by the Corporation shall be disregarded and deemed not to be Outstanding.
          In order to provide for the payment of the principal of and any premium and interest on the Securities of this series as the same become due and payable, the Corporation shall pay to the Fiscal Agent or a Paying Agent, on or prior to each Interest Payment Date and any redemption date and prior to or at Maturity, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the principal of and any interest or premium on the Securities of this series becoming due on such date. The Fiscal Agent and all Paying Agents shall hold the amount so paid to it in trust and shall apply it to the payment of such principal, interest or premium on such Interest Payment Date or redemption date or at Maturity, as the case may be. Any monies paid by the Corporation to the Fiscal Agent or a Paying Agent for the payment of the principal of and any premium or interest on any Securities of this series and remaining unclaimed at the end of two years after such principal, premium or interest shall have become due and payable (whether at Stated Maturity, upon call for redemption or otherwise) shall then be repaid to the Corporation upon its written request, and upon such repayment all liability of the Fiscal Agent and each Paying Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Corporation may have to pay the principal of and any premium and interest on this Security, subject to any applicable limitation prescribed by law. To the extent permitted by applicable law, the Securities of this series will become void unless presented for payment within a period of ten (10) years following (i) the Maturity of this Security or (ii) if payment in full has not been received by the Fiscal Agent or Paying Agent on or prior to Maturity, the date on which notice is given to Holders of the Securities of this series that payment in full has been received.
          In any case where any Interest Payment Date, redemption date or Stated Maturity of this Security shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Security) payment of principal of or any premium or interest on this Security need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be.
          If this Security is designated on the face hereof as an Original Issue Discount Security (an “Original Issue Discount Security”), then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of Maturity of this security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, an amount equal to the Amortized Face Amount of this Security. The “Amortized Face Amount” of an Original Issue Discount Security shall be the amount equal to the sum of (a) the issue price of this Security (as defined below), plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of such security, compounded on each Interest Payment Date or as otherwise provided on the face of this Security, at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof. As used in the previous sentence “issue price” means the principal amount due at the Stated Maturity hereof less the Total Amount of Original Issue Discount of this Security specified on the face hereof; and the “Stated Yield” of this Security means the Yield to Maturity specified on the face hereof for the period from the Original Issue Date hereof to the

Stated Maturity hereof on the basis of its issue price and such principal amount payable at the Stated Maturity hereof.
          This Security is subject to redemption at the option of the Corporation on [•] and [•] (each a “Redemption Date”) [(or during any such range)] or, if such date is not a Market Day, on the first Market Day following such date, as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holder hereof at its last address appearing in the Security Register, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the redemption date; provided, however, that, interest installments whose Stated Maturity is on or prior to the redemption date will be payable to the Holder hereof (or of one or more predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof. Unless otherwise specified on the face hereof, the “Redemption Price” for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount security, the portion of the Amortized Face Amount hereof) to be redeemed. [9]
          [In addition to its ability to redeem this Security pursuant to the immediately preceding paragraph and] [9] [N][n]otwithstanding anything in this Security to the contrary, should the Corporation, on the occasion of the next payment of interest (or payment in the nature of interest) in respect of this Security, be obliged to pay any additional amounts as a result of (i) any change in or any amendment to the laws, regulations or published tax rulings of the Commonwealth of Australia, or of any territory or political subdivision or taxing authority thereof or therein affecting taxation, or (ii) any change in the official administration, application or interpretation by any court or tribunal, government or government authority of such laws, regulations or published tax rulings either generally or in relation to this Security or the Guarantee, which change or amendment becomes effective on or after the original issue date of the Securities of this series or which change in official administration, application or interpretation shall not have been available to the public prior to such issue date, the Corporation would be required to pay any additional amounts under this Security and the obligation to pay additional amounts cannot be avoided by the use of commercially reasonable measures available to the Corporation, the Corporation may at its option, redeem all (but not less than all) of the Securities of this series, upon not less than 30 nor more than 60 days’ written notice as provided in the Fiscal Agency Agreement or this Security, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest due thereon up to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Corporation would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due, and (b) at the time any such redemption notice is given, such obligation to pay such additional amounts must remain in effect. Before the Corporation may redeem the Securities, the Corporation must deliver to the Fiscal Agent a legal opinion of counsel with expertise in such matters confirming that the conditions that must be satisfied for redemption have occurred. Any Securities of this series that are redeemed will be cancelled
          [In the case of any partial redemption of Securities of this series, the securities to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the redemption date from the Outstanding redeemable Securities of this series not previously called for redemption by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of a denomination larger than US$[•]. [10]
          [If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified above, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in the fifth succeeding sentence together with accrued interest to the redemption date; provided, however, that interest installments whose Stated Maturity is on or prior to the redemption date will be payable to the Holder hereof at the close of business on the Regular Record Date referred to on the face hereof. Such election shall be effected by the Holder hereof delivering to the Corporation at the principal office of the Fiscal Agent (with a copy to the relevant Paying Agent) not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below and specifying the date upon which this Security is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled “Option to Elect Redemption” set forth at the and of this security duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this security, together with the duly completed form entitled “Option to Elect Redemption” below, will be received by a Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by a Paying Agent by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. If applicable, the “Redemption Price, for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with interest accrued thereon to the Redemption Date; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.] [10]

          Notices by the Corporation to redeem Securities of this series shall be given not less than 30 nor more than 60 days prior to the redemption date in writing mailed, first-class postage prepaid, to each Holder of such Securities, or portions thereof, so to be redeemed, at the address of such Holder as it appears in the Security Register. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice to the Holders of Securities of this series in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Corporation or by the Fiscal Agent on behalf of and at the instruction of the Corporation shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give such notice nor any defect in any such notice given to any particular Holder of a Security of this series by the Corporation shall affect the sufficiency of any notice with respect to other Securities of this series. Such notices will be deemed to have been given on the date of such mailing. Notices by the Corporation to redeem Securities of this series shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed (or portion thereof in the case of a partial redemption of a Security), that interest accrued to the date fixed for redemption (unless the redemption date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. Such notice shall also state that the conditions precedent, if any, to such redemption have occurred. In addition, in the case of a partial redemption, the notice shall specify the Securities of this series called for redemption and the aggregate principal amount of the Securities of this series to remain Outstanding after the redemption.
          If notice of redemption has been given in the manner set forth above, the Securities of this series so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of such Securities at the place or places specified herein or in such notice such Securities shall be paid and redeemed by the Corporation at the places and in the manner and currency and at the redemption price herein specified together with accrued interest (unless the redemption date is an interest Payment Date) to the redemption date; provided, however, that interest installments on such Securities whose Stated Maturity is on or prior to the date fixed for redemption shall be payable to the Holders of record of such Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof. From and after the redemption date, if monies for the redemption of Securities of this series called for redemption shall have been made available at the office of the Fiscal Agent or any Paying Agent for redemption on the redemption date, the Securities of this series called for redemption shall cease to bear interest and the only right of the Holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is an Interest Payment Data) to the redemption date as aforesaid. If monies for the redemption of the Securities of this series are not made available for payment until after the redemption date, the Securities of this series called for redemption shall not cease to bear interest until such monies have been so made available.
          [Any Security of this series which is to be redeemed only in part shall be surrendered with, if the Corporation or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Fiscal Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of this series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.] [10]
          With respect to this Security, “Event of Default” means any one of the following events (whatever the reason for such Event of Default):
     (a) default by the Corporation in any payment of principal of (and premium, if any, on) the Securities of this series when due; or
     (b) default by the Corporation in any payment of interest on the Securities of this series when due and such default shall not have been remedied within thirty (30) days; or
     (c) the Corporation shall fail to duly perform or observe any other term, covenant or agreement contained in the Securities of this series, and such failure continues for a period of thirty (30) days after the date on which written notice of such failure requiring the Corporation to remedy the same shall first have been given to the Fiscal Agent by the Holder of any Securities of this series at the time outstanding provided, however that if the default is not capable of remedy, no notice is required; or
     (d) any indebtedness for borrowed moneys of the Corporation in an amount exceeding ten million Australian dollars (A$10,000,000.00) or its equivalent shall become due and payable prior to its stated maturity or shall not be paid at the maturity thereof after the expiration of any period of grace which may be given in relation thereto; or
     (e) if the Corporation ceases to be a corporate or other entity validly constituted and existing under the TCA, or any reenactment thereof or if any other legislation, action or proceeding is validly enacted, taken or instituted by any person or the Government of the Commonwealth of Australia or the State of New South Wales or any governmental or other authority which results in the Corporation ceasing to carry on its business or any substantial part thereof or its establishment or any substantial part thereof being suspended, revoked or repealed, unless either:
(i)	(A)	the Guarantor executes such documents, assumes at the time of cessation all of the obligations of the Corporation under the Securities and obtains all regulatory and governmental approvals and consents necessary to assume such obligations, and does all such other acts and things as shall be necessary for it to assume the obligations of the Corporation under the Securities of this series as if it was named therein as the issuer of such Securities; and

	(B)	the interests of the Holders of the Securities are not in any way prejudiced by such substitution; or

(ii)	(A)	the legislation, action or proceeding also results in or some other legislation results in, a statutory body of the Guarantor or any other body corporate (provided that such statutory body or body corporate enjoys no less financial support from the Guarantor than that enjoyed by the Corporation) succeeding to all powers and any assets and revenues necessary for such statutory body or body corporate to perform the obligations of the Corporation under the Securities of this series;

	(B)	such statutory body or body corporate executes such documents, obtains all regulatory and other governmental approvals and consents necessary to assume such obligations and does all such other acts and things as shall be necessary for it to assume the obligations of the Corporation under the Securities of this series as if such statutory body or body corporate was named therein as the Corporation;

	(C)	the interests of the Holders of the Securities are not in any way prejudiced by such substitution; and

	(D)	the Guarantee of the Securities remains in full force and effect and the Holders of the Securities remain entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act or another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this Series;
     (f) for any reason the Guarantee by the Guarantor pursuant to Section 22A(1) of the PAFA Act of the due repayment of the principal (and premium, if any) of the Securities of this series and the due payment of interest in respect of the Securities of this series and other charges relating to the borrowing by the Corporation evidenced by the Securities of this series ceases to be a valid and binding obligation of the Guarantor or the Holders of the Securities of this series cease to be entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act, or it for any reason becomes unlawful for the Guarantor to perform its obligations under such Guarantee either (i) the Guarantor does not at the time of cessation assume all of the obligations of the Corporation under the Securities of this series or (ii) the Guarantee is not at the time of cessation replaced by another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this series.

          If such an Event of Default occurs and is continuing, then and in every such case the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Corporation and the Fiscal Agent. Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable.
          The situation described in the preceding paragraph is called a declaration of acceleration of the maturity of the Securities of this series. At any time after a declaration of acceleration with respect to the Securities of this series has been made and before a judgment or decree for payment of money has been obtained by the Holders of the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the accelerated principal, have been cured or waived as provided in the Fiscal Agency Agreement and the Securities of this series.
          The foregoing remedies shall be without prejudice to the rights of each individual Holder of Securities of this series to initiate an action against the Corporation for payment of any principal, additional amounts and/or interest past due on any Securities of this series or against the Guarantor for payment under a Guarantee.
          If any mutilated Security of this series is surrendered to the Fiscal Agent or Paying Agent, the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver in exchange therefor, a new Security of this series of like tenor and principal amount, bearing a number not contemporaneously outstanding. If there be delivered to the Corporation and the Fiscal Agent or a Paying Agent (i) evidence to their satisfaction of the destruction, loss or theft of any security of this series, and (ii) such security or indemnity as may be required by them to save each of them and any agent of notice to the Corporation or them harmless, then, in the absence of notice to the Fiscal Agent or a Paying Agent that such Security has been acquired by a bona fide purchaser, the Corporation shall execute, and upon its request the Fiscal Agent or a Paying Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, a new security of this series of like tenor and principal amount and bearing a number not contemporaneously outstanding. All expenses and reasonable charges associated with the procuring of such indemnity and with the preparation, authentication and delivery of any new Security under this paragraph shall be borne by the Holder of the Security so mutilated, lost, stolen or destroyed and the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent or a Paying Agent) connected therewith. Every new Security issued pursuant to this paragraph in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone. Any new Security delivered pursuant to this paragraph shall be so dated, that neither gain nor lose in interest shall result from such exchange. The provisions of this paragraph are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities of this series.
          If this Security is a Global Security, then, notwithstanding anything in this Security to the contrary, this Security shall only be exchangeable in accordance with the preceding paragraph, in the event of a partial redemption or as provided in this paragraph. If this Security is a Global Security, then this Security shall be exchangeable for Definitive Securities of the same aggregate principal amount if (x) the Depositary, or a nominee thereof, with respect to this Global Security notifies the Corporation in writing that it is unwilling or unable or not qualified to continue as the Depositary for all Global Securities of this series or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and the Corporation is unable to locate a qualified successor within 90 days after receiving such notice (y) the Corporation delivers to the Fiscal Agent a written notice executed by an Authorized Officer that all Global Securities of this series shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities of this series.
          If this Security is a Global Security and if the beneficial owners of interests in this Global Security are entitled to exchange interests for Definitive Securities of this series of another authorized form, as provided in the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Corporation shall deliver to the Fiscal Agent Definitive Securities of this series in an aggregate principal or face amount equal to the principal or face amount of this Global Security executed by the Corporation. If this Security is a Global Security, then, on or after the earliest date on which such interests may be so exchanged, this Global Security shall be surrendered by the Depositary to a Paying Agent, as the Corporation’s agent for such purpose, to be exchanged, in whole or from time to time in part, for Definitive Securities of this series, without charge and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in exchange for each portion of this Global Security, an equal aggregate principal amount of Definitive Securities of this series of authorized denominations and of like tenor as the portion of this Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of securities of this series and like tenor to be redeemed and ending on the relevant date of redemption. If this Security is a Global Security and if this Global Security is exchangeable pursuant to the foregoing, it shall be exchangeable for Securities of this series issuable in the denominations specified herein and registered in such names as the Depositary shall direct. If this Security is a Global Security and if a Security of this series is issued in exchange for any portion of this Global Security after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date only to the person to whom interest in respect of such portion of this Global Security is payable.
          The Fiscal Agent may at any time call a meeting of Holders of Securities of this series to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the terms of the Securities of this series to be made, given or taken by Holders of Securities of this series or to modify, amend or supplement the terms of the Securities of this series or the Fiscal Agency Agreement as provided in the Fiscal Agency Agreement.
          Subject to the authentication of this Security by the Fiscal Agent or a Paying Agent, the Corporation hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same the valid obligation of the Corporation, have been done and performed and have happened in due compliance with all applicable laws.
          No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
          The Corporation may at any time purchase and resell Securities of this series in the open market or otherwise and at any price. The Corporation may, at its option, hold, resell or surrender to the registrar for cancellation any Securities of this series purchased by the Corporation.
          Prior to due presentment of this Security for registration of transfer, the Corporation, the Fiscal Agent and any agent of the Corporation or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Fiscal Agent nor any such agent shall be affected by notice to the contrary.
          The Corporation and the Guarantor have appointed CT Corporation System located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on the Securities, the Guarantee or the Fiscal Agency Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the Holder of any Security and the Corporation and the Guarantor have expressly accepted the jurisdiction of any such court in respect of such action. Such appointment, which has been accepted, shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities have been paid by the Corporation to the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement and of the Securities and paid or returned to the Corporation as provided in Section 8(b) of the Fiscal Agency Agreement. Notwithstanding the foregoing, the Corporation and the Guarantor have reserved the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If a successor Authorized Agent is appointed, or if for any reason the person appointed ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the

Corporation and the Guarantor will appoint a successor Authorized Agent in accordance with the preceding sentence. The Corporation has agreed to promptly notify the Fiscal Agent in writing of any such appointment of a successor Authorized Agent. The Corporation and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Fiscal Agent, together with written notice of such service mailed or delivered to the Corporation at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Chief Executive or to the Guarantor at New South Wales Treasury, Level 26, Governor Macquarie Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Treasurer, as the case may be, shall be deemed, in every respect, effective service of process on the Corporation or the Guarantor, respectively. Notwithstanding the foregoing, any action based on the Securities may be instituted by a Holder of a Security in any competent court in the State of New South Wales or any court in the Commonwealth of Australia competent to hear appeals therefrom. To the fullest extent permitted by law, the Corporation and the Guarantor have waived irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action based on the Securities or the Fiscal Agency Agreement which may be instituted by the Holder of any Security in any State or Federal court in the Borough of Manhattan, The City of New York or in any competent court in the State of New South Wales or in the Commonwealth of Australia competent to hear appeals therefrom.
          [The Corporation may at its option, by written notice delivered to the Fiscal Agent, elect to have the provisions of Section 16(b) of the Fiscal Agency Agreement (“Defeasance and Discharge”) applied to the Outstanding Securities of any series of like tenor (each, a “Defeasance Group”). The terms of Section 16 of the Fiscal Agency Agreement are hereby incorporated herein by reference and shall for all purposes have the same effect as if set forth at this place. Upon election by the Corporation to have the provisions of Section 16(b) of the Fiscal Agency Agreement relating to Defeasance and Discharge apply to the Securities of a Defeasance Group, the Corporation shall be deemed to have been discharged from its obligations with respect to such Securities on or after the date the conditions set forth in Section 16(d) of the Fiscal Agency Agreement are satisfied. For this purpose, such Defeasance and Discharge means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such Defeasance Group and have satisfied all its other obligations with respect to such Securities under the terms thereof and under the Fiscal Agency Agreement, subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of the Holders of Securities of such Defeasance Group to receive, solely from the trust fund described in Section 16(d) of the Fiscal Agency Agreement, payments in respect of the principal of and any premium and interest on such Securities of such Defeasance Group when payments are due, (b) the Corporation, a obligations with respect to the Securities of such Defeasance Group with respect to (i) the registration, registration of transfer and exchange of such Securities, (ii) mutilated, destroyed, lost or stolen certificates for such Securities and (iii) the maintenance of an office or agency in the Borough of Manhattan, The City of New York for the payment of such Securities, (c) the rights, powers, trusts, duties and indemnities of the Fiscal

Agent, and (d) Section 16 of the Fiscal Agency Agreement. The conditions which must be satisfied in order for Defeasance and Discharge or Covenant Defeasance to apply to the Securities of a Defeasance Group are set forth in Section 16(d) of the Fiscal Agency Agreement, to which reference is hereby made. These conditions include, but are not limited to, a requirement that the Corporation irrevocably deposit, or cause to be deposited, with the Fiscal Agent (or another Defeasance agent that satisfies the requirements contemplated by the Fiscal Agency Agreement and agrees to comply with the provisions of Section 16 of the Fiscal Agency Agreement applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such Defeasance Group, (a) money in an amount, or (b) U.S. Government Obligations (as defined in the Fiscal Agency Agreement) that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Fiscal Agent (or such other Defeasance agent), to pay and discharge, and which shall be applied by the Fiscal Agent (or such other Defeasance agent) to pay and discharge, the principal of and any premium and interest on the Securities of such Defeasance Group on their respective Stated Maturities, in accordance with the terms of the Securities of such Defeasance Group and the Fiscal Agency Agreement.] [11]
          The Corporation will pay all stamp or other documentary taxes and other duties, if any, to which, under the laws of the Commonwealth of Australia, the State of New South Wales, or the United States of America or any political subdivision or taxing authority of or in any of the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.
          This Security and the Fiscal Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law), except that the authorization and execution of this Security shall be governed by the laws of the State of New South Wales of the Commonwealth of Australia.

ABBREVIATIONS
          The following abbreviations, when used on the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	(Custodian)	Custodian	(Minor)

Under Uniform Gifts to Minors Act	( ) (State)
          Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing
attorney to transfer said security on the books of the Corporation, with full power of substitution in the premises.

Date:	X

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. If the signature to this assignment is other than exactly the name that appears on the within Security, such Security must be endorsed, or accompanied by appropriate, signed transfer powers and the signature guaranteed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. By signing this assignment you will be deemed to represent that, in the event any stamp duty or other tax is due and payable as a result of the transfer referenced on this form, all amounts due and payable in connection therewith have been paid to the relevant authority.
Guaranteed:
(Authorized Signature)

[OPTION TO ELECT REDEMPTION
          The undersigned hereby irrevocably requests and instructs New South Wales Treasury Corporation to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED

          If less than the entire principal amount of the within Security is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:                                          ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such priority will be issued for the portion not being redeemed):

Dated:	NOTICE: This signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement. If the signature to this option to Elect Redemption is other than exactly the name that appears on the within Security, such Security must be endorsed, or accompanied by appropriate, signed transfer powers and the signature guaranteed by a member of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.
Guaranteed:
(Authorized Signature)] [10]

FOOTNOTES TO EXHIBIT A
1.	Insert maturity date.

2.	Insert Interest Payment Dates.

3.	Insert first Interest Payment Date.

4.	Insert date from which interest first begins to accrue.

5.	Insert “quarterly”, “semiannually”, etc., as appropriate.

6.	Insert “fifteenth”, or “last” as appropriate.

7.	Insert any additional or alternative method of payment.

8.	Insert redemption dates.

9.	Insert if Securities of the Series are subject to redemption at option of the Corporation prior to maturity.

10.	Insert if Securities of the Series are subject to redemption (other than for tax reasons) pursuant to any of the preceding paragraphs.

11.	Insert if Securities of the Series are subject to defeasance.

Exhibit B
[FORM OF FLOATING RATE INTEREST BEARING, U.S. DOLLAR REGISTERED SECURITY]
               THIS SECURITY IS [NOT] A GLOBAL SECURITY. Under United States Treasury Regulations, it is possible that Securities which are not issued at a discount but which are issued between a Record Date and the related Interest Payment Date would be treated as issued at an original issue discount because interest is not paid at fixed periodic intervals at a fixed rate during the entire time of such Securities, with the consequence that Holders (including cash basis Holders) would be required to report interest in respect of such a Security on a constant yield accrual basis for United States Federal income tax purposes.
               If this Security is a Global Security within the meaning of the Fiscal Agency Agreement hereinafter referred to and is registered in the name of a Depositary (the “Depositary”) or a nominee of the Depositary, then this Global security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described herein, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.
               IF THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, THEN UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER PERSON AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER PERSON, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
REGISTERED
REGISTERED
               NEW SOUTH WALES TREASURY CORPORATION
No. ____       FLOATING RATE [NOTES][BONDS][DEBENTURE STOCK] DUE [•]
Unconditionally Guaranteed by
The Crown in Right of New South Wales

[Insert any other terms, provisions or legends]
               New South Wales Treasury Corporation (the “Corporation”), a statutory corporation constituted pursuant to the Treasury Corporation Act 1983 of New South Wales (the “TCA”), for value received, hereby promises to pay to_________, or registered assigns, the principal sum of ___UNITED STATES DOLLARS (U.S.$[•]) on [1] (the “Stated Maturity”) and to pay the Holder interest on said principal sum at the rate of LIBOR (defined below) plus ___% per annum (computed on the basis of a 360-day year) from the [2], [2], [2] or [2], as the case may be, to which interest on the Securities (as hereinafter defined) has been paid next preceding the date hereof (unless the date hereof is an [2], [2], [2] or [2] to which interest on the Securities has been paid, in which case from the date hereof, or unless the date hereof is prior to [3], in which case from       [4], [5]        on [2], [2], [2] and [2] in each year (the “Interest Payment Dates”) until payment of said principal sum has been made or duly provided for.
               Payment of the principal of, premium, if any, and interest on this Security will be made at the office of Citibank, N.A., London Branch, as paying agent (the “Paying Agent”), transfer agent (the “Transfer Agent”) and registrar (the “Registrar”) or at the office of the successor for such Paying Agent, Transfer Agent and Registrar, subject to applicable laws and regulations, in such other place or places as are designated by the Corporation, by U.S. dollar check drawn upon a bank in The City of New York or, if the Holder holds US$10,000,000 or more in aggregate principal amount of the Securities of this Series such Holder may elect to receive payments of any interest on this Security (other that at Maturity) by wire transfer of U.S. dollars of immediately available funds to an account maintained by the payee with a bank, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts, provided, however, that the payment of interest shall be made by wire transfer only if the Holder of this Security shall provide instructions with respect to such transfer prior to the fifteenth day (whether or nor a Business Day) next preceding the Interest Payment date on which such interest is payable and provided further, that payment of the principal of this Security shall be made only upon presentment of this Security. Notwithstanding the foregoing, interest payable on any Interest Payment Date prior to Maturity may, at the option of the Corporation, be paid by check mailed to the person in whose name this Security is registered at the close of business on the [6] day of the calendar month (whether or not a Business Day (as hereinafter defined)) next preceding such Interest Payment Date at such person’s address appearing on the Security Register (as defined in Section 6 of the Fiscal Agency Agreement hereinafter referred to), notwithstanding the subsequent cancellation of this Security prior to such Interest Payment Date, and no interest shall be paid on this Security on such Interest Payment Date if the name of its Holder was entered as such on the Security Register after the close of business on the [6] day of the calendar month (whether or not a Business Day) next preceding such Interest Payment Date; provided that interest payable on this Security not punctually paid or duly provided for on any such Interest Payment Date shall cease to be so payable, but shall instead be payable to the person in whose name this Security is registered at the close of business on such date as shall be determined by the Corporation in any lawful manner consistent with the requirements, including notice requirements, of any securities exchange upon which the Securities may be listed. [7]
               The Securities of this series are direct, unconditional and irrevocable obligations of the Corporation and have the benefit of the statutory charge on the income and revenue of the Corporation provided by Section 22C(1) of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”). Furthermore, by Section 22G(1) of that Act, money payable by the Corporation under the Securities of this series ranks and will continue to rank equally without preference by reason of priority of date or otherwise with all obligations to repay financial accommodation, financial adjustments and joint financing arrangements (as each of those terms are defined by that Act) which repayment is secured by the income and the revenue of the Corporation.
               Payment of all amounts owing on this Security is guaranteed by The Crown in Right of New South Wales (the “Guarantor”) pursuant to the provisions of Section 22A(1) of the PAFA Act (the “Guarantee”). Pursuant to Section 22G(2) of the PAFA Act, all obligations of the Guarantor under the Guarantee rank equally without preference with all other outstanding obligations of the Guarantor and are to be discharged out of the fund formed under Part 5 of the Constitution Act 1902 of New South Wales constituting all public moneys collected, received or held by any person for or on behalf of the State of New South Wales, without any appropriation other than in accordance with Section 22I of the PAFA Act. The Guarantee will be governed by, and interpreted in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia.
               This Security is one of a duly authorized issue of Floating Rate [Notes] [Bonds] [Debenture Stock] Due [•] (the “Securities”) of the Corporation limited to the aggregate principal amount of U.S.$___. The Securities are issuable as registered Securities without coupons in the minimum denomination of U.S.$___and any integral multiple of U.S.$___. The Corporation has entered into a Fiscal Agency Agreement, dated as of [•] 2009 (the “Fiscal Agency Agreement”), with Citicorp International Limited, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement) and Citibank N.A., London Branch, as Paying Agent (herein called the “Paying Agent”, which term includes any successor paying agent under the Fiscal Agency Agreement) as Transfer Agent and as Registrar, providing for the service of the Securities, copies of which Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent.
               The Corporation covenants at all times, so long as this Security is Outstanding (as defined on the reverse hereof), to maintain an office or agency for the payment of the principal of and any premium and interest on this Security as herein provided.
               All payments by the Corporation of or in respect of, principal of, and any premium and interest on, this Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or authority thereof or therein having power to tax, unless the withholding or deduction of the taxes, duties, assessments or governmental charges is required by law. In that event, the Corporation or, as the case may be, the Guarantor will pay the additional amounts as may be necessary in order that the net amounts receivable by the Holder of this Security after the withholding or deduction (and after deduction of any additional taxes, duties, assessments or governmental charges payable in respect of such additional amounts) shall equal the respective amounts of principal and interest which would have been receivable in respect of this Security, in the absence of the withholding or deduction. However, no additional amounts will be so payable for or on account of:
(a) any tax, duty, assessment or other governmental charge which would not have been imposed, deducted or withheld but for the fact that such Holder or the beneficial owner of this Security:
(i) is or was a resident, domiciliary or national of, or engaged in trade or business or maintained a permanent establishment or is or was physically present in the Commonwealth of Australia or any of its territories or any political subdivision thereof or any taxing authority thereof or therein or otherwise had some present or former connection with the Commonwealth of Australia or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, other than merely the ownership of, or receipt of payment under, this Security;
(ii) presented (if presentation shall be required) this Security for payment in the Commonwealth of Australia or any of its territories or any political subdivision thereof, unless, under applicable law, this Security could not have been presented for payment elsewhere; or
(iii) presented (if presentation shall be required) this Security more than thirty (30) days after the date on which the payment in respect of this Security first became due and payable or provided for, whichever is later, except to the extent that the Holder of this Security would have been entitled to such additional amounts if it had presented this Security for payment on any day within such period of thirty (30) days;
(b) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

(c) any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from payments made under or with respect to this Security;
(d) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the Holder or the beneficial owner of this Security being an “associate” of the Corporation for the purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia;
(e) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the failure of the Holder or the beneficial owner of this Security:
(i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner (including, without limitation, the supplying of an Australian Business Number, any appropriate tax file number or other appropriate exemption details), if and to the extent that furnishing such information to the Corporation would have reduced or eliminated any taxes, duties, assessments or other governmental charges as to which additional amounts would have otherwise been payable to such Holder or beneficial owner; or
(ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, rule, regulation or administrative practice of the Commonwealth of Australia (or any territories or political subdivisions or any taxing authority thereof or therein) as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or
(f) any taxes, duties, assessments or other governmental charges that are payable by any method other than withholding or deduction by the Corporation or any paying agent from payments in respect of this Security;
(g) any taxes, duties, assessments or other governmental charges that are required to be withheld by any paying agent from any payment in respect of this Security if such payment can be made without such withholding by at least one other paying agent; or

(h) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment to an individual and is required to be made pursuant to any European Union Directive on taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;
(i) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment with respect to this Security presented for payment by or on behalf of Holder who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union;, or
(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);
nor shall additional amounts be paid with respect to any payment in respect of this Security to any Holder who is a fiduciary, partnership, limited liability company, fiscally transparent entity or other than the sole beneficial owner of this Security to the extent that a beneficiary or settlor with respect to such fiduciary or a beneficial owner or member of such partnership, limited liability company or fiscally transparent entity or a beneficial owner would not have been entitled to such additional amounts had it been the Holder or beneficial owner or sole beneficial owner of this Security.
               Whenever there is mentioned, in any context, the payment of any payments pursuant to this Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in the Fiscal Agency Agreement and this Security to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the Fiscal Agency Agreement and this Security.
               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
               Unless the certificate of authentication hereon has been executed by the Fiscal Agent or a Paying Agent or a Transfer Agent referred to on the reverse hereof by the manual signature of an authorized signatory, this Security shall not be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature of the undersigned, thereunto duly authorized.

NEW SOUTH WALES TREASURY CORPORATION
By
Title:

By
Title:

Date of Authentication:
CERTIFICATE OF
AUTHENTICATION
This is one of the Securities
of the Series designated
therein referred to in the
within-mentioned Fiscal Agency
Agreement.
CITIBANK, N.A., LONDON BRANCH, as Paying Agent

By
Authorized Signatory

               This Security is one of a duly authorized issue of securities of the Corporation (the “Securities”) issued and to be issued in one or more series under the Fiscal Agency Agreement.
               This Security is one of the series designated as “[•]”, limited in aggregate principal amount to up to US$[•]. The Securities of this series are issuable only as registered Securities, without coupons, in minimum denominations of US$[•] and integral multiples of US$[•] in excess thereof.
               As used herein:
               “Holder” means the person in whose name such Security is registered in the Security Register (as defined below);
               “Market Day” means any day which is not a Saturday or Sunday and which is not a day on which banking institutions in The City of New York are authorized or obligated by law to close;
               “Business day” is a day (i) other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed (ii) that is a Sydney Business Day (as defined below) and (iii) that is a London banking day (as defined below);
               “LIBOR” means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on Reuters Screen LIBOR as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period, provided that LIBOR for the first interest period shall be [ ]%. If such rate does not appear on Reuters Screen LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Paying Agent (after consultation with the Issuer), at approximately 11:00 a.m., London time, on the LIBOR determination date for that interest period in a representative amount. The Paying Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Paying Agent (after consultation with the Issuer), at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a representative amount. However, if fewer than three banks selected by the Fiscal Agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period. The establishment of three-month LIBOR for each floating rate interest period by the Paying Agent shall (in the absence of manifest error) be final and binding;

               “LIBOR determination date” with respect to an interest period will be the second London banking day immediately preceding the first day of the relevant three-month interest period;
               “London banking day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.;
               “Maturity” when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise;
               “Stated Maturity” when used with respect to any Security or any installment of principal or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable;
               “Reuters Screen LIBOR01” means the display designated on Reuters Screen LIBOR01, or any successor service or page for the purpose of displaying LIBOR offered rates of major banks, as determined by the Fiscal Agent; and
               “Sydney business day” means any day, other than a Saturday or Sunday, on which commercial banks are open for business in Sydney, New South Wales.
               All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
               The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
               The Corporation shall cause to be kept at the office of the Registrar and any other office or agency designated by the Corporation, a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration of Securities of this series and registration of transfers or exchanges of such Securities. The Registrar is hereby appointed for the purpose of registering Securities of this series and transfers or exchanges of such Securities as herein provided. The Corporation reserves the right to vary or terminate the appointment of the Fiscal Agent or Registrar or of any Transfer Agent or to appoint additional or other Registrars or Transfer Agents or to approve any change in the office through which any Registrar or any Transfer Agent acts; provided, however, that so long as there is any Security of this series Outstanding there will at all times be a Registrar; and provided, further, that if at any time more than one Registrar shall have been appointed with respect to Securities of this series, all such Registrars shall act jointly as Co-Registrars.
               The transfer of this Security is registrable on the Security Register upon presentation at any office or agency at which the Security Register is maintained duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Registrar duly executed by, the Holder hereof, in person or by such Holder’s attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of this series, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount and tenor. At the option of the Holder, this Security may be exchanged for Securities of this series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of this Security for exchange at any office or agency at which the Security Register is maintained. Upon any such surrender of this Security for exchange, the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, the Securities which the Holder hereof is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent or a Paying Agent being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Corporation may from time to time agree with the Fiscal Agent or a Paying Agent.
               The Corporation shall have the right to require the Holder of this Security, as a condition of payment of the principal of or any premium or interest on this Security, to present at the office of the Fiscal Agent or any paying agent a certificate in such form as the Corporation may from time to time prescribe, and deliver such certificate to the Fiscal Agent or any paying agent in order to comply with applicable law or regulations, to enable the Corporation to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Corporation, the Fiscal Agent, any paying agent or withholding agent may be required to deduct or withhold from payments in respect of this Security under any present or future law of the Commonwealth of Australia or any other jurisdiction or any regulation of any taxing authority thereof or therein and (ii) any reporting or other requirements under such laws or regulations. To the extent not otherwise prohibited by applicable laws and regulations, the Corporation shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determinations.
               The Corporation shall not be required (i) during a period beginning at the opening of business 15 days before any selection of Securities of this series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, to issue, register the transfer of or exchange any Security of this series of the tenor which could be selected for redemption pursuant to such selection or (ii) to register the transfer of or exchange any Security of this series, or portion thereof, called for redemption, except the unredeemed portion of any such Security being redeemed in part.
               All Securities of this series issued and authenticated upon any registration of transfer or exchange of this Security shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits, as this Security. No service charge shall be made for any registration, registration of transfer or exchange of this Security, but the Corporation, Fiscal Agent or any of their agents require confirmation of payment to the relevant authorities of a sum sufficient to cover any stamp duty or other tax or governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of this Security not involving any registration of a transfer.
               For purposes of the provisions of the Securities and the Fiscal Agency Agreement, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:
     (i) Securities theretofore cancelled by the Fiscal Agent or a Paying Agent or delivered to the Fiscal Agent or a Paying Agent for cancellation and not reissued by the Fiscal Agent or a Paying Agent;
     (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at Stated Maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and premium, if any, and interest thereon shall have been made available to the Fiscal Agent or a Paying Agent;
     (iii) Securities that have been defeased pursuant to the terms hereof;
     (iv) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement, other than any such Securities in respect of which there shall have been presented to the Fiscal Agent or Paying Agent proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Corporation; or
     (v) Securities with respect to which the Holder has exercised his right, if any, to require the Corporation to repurchase such Security in whole or in part, but with respect to which the date of such repurchase has not yet arrived;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities are present or represented at a meeting of Holders of Securities or have voted in favor of or consented to, or have given, any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security (as hereinafter defined) that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof determined as provided below, and (ii) Securities owned by the Corporation shall be disregarded and deemed not to be Outstanding.
               In order to provide for the payment of the principal of and any premium and interest on the Securities of this series as the same become due and payable, the Corporation shall pay to the Fiscal Agent or a Paying Agent, on or prior to each Interest Payment Date and any redemption date and prior to or at Maturity, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the principal of and any interest or premium on the Securities of this series becoming due on such date. The Fiscal Agent and all Paying Agents shall hold the amount so paid to it in trust and shall apply it to the payment of such principal, interest or premium on such Interest Payment Date or redemption date or at Maturity, as the case may be. Any monies paid by the Corporation to the Fiscal Agent or a Paying Agent for the payment of the principal of and any premium or interest on any Securities of this series and remaining unclaimed at the end of two years after such principal, premium or interest shall have become due and payable (whether at Stated Maturity, upon call for redemption or otherwise) shall then be repaid to the Corporation upon its written request, and upon such repayment all liability of the Fiscal Agent and each Paying Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Corporation may have to pay the principal of and any premium and interest on this Security, subject to any applicable limitation prescribed by law. To the extent permitted by applicable law, the Securities of this series will become void unless presented for payment within a period of ten (10) years following (i) the Maturity of this Security or (ii) if payment in full has not been received by the Fiscal Agent or Paying Agent on or prior to Maturity, the date on which notice is given to Holders of the Securities of this series that payment in full has been received.
               In any case where any Interest Payment Date, redemption date or Stated Maturity of this Security shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Security) payment of principal of or any premium or interest on this Security need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be.
               If this Security is designated on the face hereof as an Original Issue Discount Security (an “Original Issue Discount Security”), then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of Maturity of this security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, an amount equal to the Amortized Face Amount of this Security. The “Amortized Face Amount” of an Original Issue Discount Security shall be the amount equal to the sum of (a) the issue price of this Security (as defined below), plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of such security, compounded on each Interest Payment Date or as otherwise provided on the face of this Security, at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof. As used in the previous sentence “issue price” means the principal amount due at the Stated Maturity hereof less the Total Amount of Original Issue Discount of this Security specified on the face hereof; and the “Stated Yield” of this Security means the Yield to Maturity specified on the face hereof for the period from the Original Issue Date hereof to the Stated Maturity hereof on the basis of its issue price and such principal amount payable at the Stated Maturity hereof.
               This Security is subject to redemption at the option of the Corporation on [•] and [•] (each a “Redemption Date”) [(or during any such range)] or, if such date is not a Market Day, on the first Market Day following such date, as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holder hereof at its last address appearing in the Security Register, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the redemption date; provided, however, that, interest installments whose Stated Maturity is on or prior to the redemption date will be payable to the Holder hereof (or of one or more predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof. Unless otherwise specified on the face hereof, the “Redemption Price” for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount security, the portion of the Amortized Face Amount hereof) to be redeemed. [9]
               [In addition to its ability to redeem this Security pursuant to the immediately preceding paragraph and] [9] [N][n]otwithstanding anything in this Security to the contrary, should the Corporation, on the occasion of the next payment of interest (or payment in the nature of interest) in respect of this Security, be obliged to pay any additional amounts as a result of (i) any change in or any amendment to the laws, regulations or published tax rulings of the Commonwealth of Australia, or of any territory or political subdivision or taxing authority thereof or therein affecting taxation, or (ii) any change in the official administration, application or interpretation by any court or tribunal, government or government authority of such laws, regulations or published tax rulings either generally or in relation to this Security or the Guarantee, which change or amendment becomes effective on or after the original issue date of the Securities of this series or which change in official administration, application or interpretation shall not have been available to the public prior to such issue date, the Corporation would be required to pay any additional amounts under this Security and the obligation to pay additional amounts cannot be avoided by the use of commercially reasonable measures available to the Corporation, the Corporation may at its option, redeem all (but not less than all) of the Securities of this series, upon not less than 30 nor more than 60 days’ written notice as provided in the Fiscal Agency Agreement or this Security, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest due thereon up to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Corporation would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due, and (b) at the time any such redemption notice is given, such obligation to pay such additional amounts must remain in effect. Before the Corporation may redeem the Securities, the Corporation must deliver to the Fiscal Agent a legal opinion of counsel with expertise in such matters confirming that the conditions that must be satisfied for redemption have occurred. Any Securities of this series that are redeemed will be cancelled
               [In the case of any partial redemption of Securities of this series, the securities to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the redemption date from the Outstanding redeemable Securities of this series not previously called for redemption by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of a denomination larger than US$[•]. [10]
               [If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified above, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in the fifth succeeding sentence together with accrued interest to the redemption date; provided, however, that interest installments whose Stated Maturity is on or prior to the redemption date will be payable to the Holder hereof at the close of business on the Regular Record Date referred to on the face hereof. Such election shall be effected by the Holder hereof delivering to the Corporation at the principal office of the Fiscal Agent (with a copy to the relevant Paying Agent) not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below and specifying the date upon which this Security is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled “Option to Elect Redemption” set forth at the and of this security duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this security, together with the duly completed form entitled “Option to Elect Redemption” below, will be received by a Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by a Paying Agent by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. If applicable, the “Redemption Price, for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with interest accrued thereon to the Redemption Date; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.] [10]
               Notices by the Corporation to redeem Securities of this series shall be given not less than 30 nor more than 60 days prior to the redemption date in writing mailed, first-class postage prepaid, to each Holder of such Securities, or portions thereof, so to be redeemed, at the address of such Holder as it appears in the Security Register. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice to the Holders of Securities of this series in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Corporation or by the Fiscal Agent on behalf of and at the instruction of the Corporation shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give such notice nor any defect in any such notice given to any particular Holder of a Security of this series by the Corporation shall affect the sufficiency of any notice with respect to other Securities of this series. Such notices will be deemed to have been given on the date of such mailing. Notices by the Corporation to redeem Securities of this series shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed (or portion thereof in the case of a partial redemption of a Security), that interest accrued to the date fixed for redemption (unless the redemption date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. Such notice shall also state that the conditions precedent, if any, to such redemption have occurred. In addition, in the case of a partial redemption, the notice shall specify the Securities of this series called for redemption and the aggregate principal amount of the Securities of this series to remain Outstanding after the redemption.
               If notice of redemption has been given in the manner set forth above, the Securities of this series so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of such Securities at the place or places specified herein or in such notice such Securities shall be paid and redeemed by the Corporation at the places and in the manner and currency and at the redemption price herein specified together with accrued interest (unless the redemption date is an interest Payment Date) to the redemption date; provided, however, that interest installments on such Securities whose Stated Maturity is on or prior to the date fixed for redemption shall be payable to the Holders of record of such Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof. From and after the redemption date, if monies for the redemption of Securities of this series called for redemption shall have been made available at the office of the Fiscal Agent or any Paying Agent for redemption on the redemption date, the Securities of this series called for redemption shall cease to bear interest and the only right of the Holders of such Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is an Interest Payment Data) to the redemption date as aforesaid. If monies for the redemption of the Securities of this series are not made available for payment until after the redemption date, the Securities of this series called for redemption shall not cease to bear interest until such monies have been so made available.
               [Any Security of this series which is to be redeemed only in part shall be surrendered with, if the Corporation or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Fiscal Agent duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of this series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.] [10]
               With respect to this Security, “Event of Default” means any one of the following events (whatever the reason for such Event of Default):
     (a) default by the Corporation in any payment of principal of (and premium, if any, on) the Securities of this series when due; or
     (b) default by the Corporation in any payment of interest on the Securities of this series when due and such default shall not have been remedied within thirty (30) days; or
     (c) the Corporation shall fail to duly perform or observe any other term, covenant or agreement contained in the Securities of this series, and such failure continues for a period of thirty (30) days after the date on which written notice of such failure requiring the Corporation to remedy the same shall first have been given to the Fiscal Agent by the Holder of any Securities of this series at the time outstanding provided, however that if the default is not capable of remedy, no notice is required; or
     (d) any indebtedness for borrowed moneys of the Corporation in an amount exceeding ten million Australian dollars (A$10,000,000.00) or its equivalent shall become due and payable prior to its stated maturity or shall not be paid at the maturity thereof after the expiration of any period of grace which may be given in relation thereto; or
     (e) if the Corporation ceases to be a corporate or other entity validly constituted and existing under the TCA, or any reenactment thereof or if any other legislation, action or proceeding is validly enacted, taken or instituted by any person or the Government of the Commonwealth of Australia or the State of New South Wales or any governmental or other authority which results in the Corporation ceasing to carry on its business or any substantial part thereof or its establishment or any substantial part thereof being suspended, revoked or repealed, unless either:

(i)	(A)	the Guarantor executes such documents, assumes at the time of cessation all of the obligations of the Corporation under the Securities and obtains all regulatory and governmental approvals and consents necessary to assume such obligations, and does all such other acts and things as shall be necessary for it to assume the obligations of the Corporation under the Securities of this series as if it was named therein as the issuer of such Securities; and

	(B)	the interests of the Holders of the Securities are not in any way prejudiced by such substitution; or

(ii)	(A)	the legislation, action or proceeding also results in or some other legislation results in, a statutory body of the Guarantor or any other body corporate (provided that such statutory body or body corporate enjoys no less financial support from the Guarantor than that enjoyed by the Corporation) succeeding to all powers and any assets and revenues necessary for such statutory body or body corporate to perform the obligations of the Corporation under the Securities of this series;

	(B)	such statutory body or body corporate executes such documents, obtains all regulatory and other governmental approvals and consents necessary to assume such obligations and does all such other acts and things as shall be necessary for it to assume the obligations of the Corporation under the Securities of this series as if such statutory body or body corporate was named therein as the Corporation;

	(C)	the interests of the Holders of the Securities are not in any way prejudiced by such substitution; and

	(D)	the Guarantee of the Securities remains in full force and effect and the Holders of the Securities remain entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act or another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this Series;

                         (f) for any reason the Guarantee by the Guarantor pursuant to Section 22A(1) of the PAFA Act of the due repayment of the principal (and premium, if any) of the Securities of this series and the due payment of interest in respect of the Securities of this series and other charges relating to the borrowing by the Corporation evidenced by the Securities of this series ceases to be a valid and binding obligation of the Guarantor or the Holders of the Securities of this series cease to be entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act, or it for any reason becomes unlawful for the Guarantor to perform its obligations under such Guarantee either (i) the Guarantor does not at the time of cessation assume all of the obligations of the Corporation under the Securities of this series or (ii) the Guarantee is not at the time of cessation replaced by another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this series.
                         If such an Event of Default occurs and is continuing, then and in every such case the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Corporation and the Fiscal Agent. Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable.
                         The situation described in the preceding paragraph is called a declaration of acceleration of the maturity of the Securities of this series. At any time after a declaration of acceleration with respect to the Securities of this series has been made and before a judgment or decree for payment of money has been obtained by the Holders of the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the accelerated principal, have been cured or waived as provided in the Fiscal Agency Agreement and the Securities of this series.
                         The foregoing remedies shall be without prejudice to the rights of each individual Holder of Securities of this series to initiate an action against the Corporation for payment of any principal, additional amounts and/or interest past due on any Securities of this series or against the Guarantor for payment under a Guarantee.
               If any mutilated Security of this series is surrendered to the Fiscal Agent or Paying Agent, the Corporation shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver in exchange therefor, a new Security of this series of like tenor and principal amount, bearing a number not contemporaneously outstanding. If there be delivered to the Corporation and the Fiscal Agent or a Paying Agent (i) evidence to their satisfaction of the destruction, loss or theft of any security of this series, and (ii) such security or indemnity as may be required by them to save each of them and any agent of notice to the Corporation or them harmless, then, in the absence of notice to the Fiscal Agent or a Paying Agent that such Security has been acquired by a bona fide purchaser, the Corporation shall execute, and upon its request the Fiscal Agent or a Paying Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, a new security of this series of like tenor and principal amount and bearing a number not contemporaneously outstanding. All expenses and reasonable charges associated with the procuring of such indemnity and with the preparation, authentication and delivery of any new Security under this paragraph shall be borne by the Holder of the Security so mutilated, lost, stolen or destroyed and the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent or a Paying Agent) connected therewith. Every new Security issued pursuant to this paragraph in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone. Any new Security delivered pursuant to this paragraph shall be so dated, that neither gain nor lose in interest shall result from such exchange. The provisions of this paragraph are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities of this series.
               If this Security is a Global Security, then, notwithstanding anything in this Security to the contrary, this Security shall only be exchangeable in accordance with the preceding paragraph, in the event of a partial redemption or as provided in this paragraph. If this Security is a Global Security, then this Security shall be exchangeable for Definitive Securities of the same aggregate principal amount if (x) the Depositary, or a nominee thereof, with respect to this Global Security notifies the Corporation in writing that it is unwilling or unable or not qualified to continue as the Depositary for all Global Securities of this series or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and the Corporation is unable to locate a qualified successor within 90 days after receiving such notice (y) the Corporation delivers to the Fiscal Agent a written notice executed by an Authorized Officer that all Global Securities of this series shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities of this series.
               If this Security is a Global Security and if the beneficial owners of interests in this Global Security are entitled to exchange interests for Definitive Securities of this series of another authorized form, as provided in the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Corporation shall deliver to the Fiscal Agent Definitive Securities of this series in an aggregate principal or face amount equal to the principal or face amount of this Global Security executed by the Corporation. If this Security is a Global Security, then, on or after the earliest date on which such interests may be so exchanged, this Global Security shall be surrendered by the Depositary to a Paying Agent, as the Corporation’s agent for such purpose, to be exchanged, in whole or from time to time in part, for Definitive Securities of this series, without charge and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in exchange for each portion of this Global Security, an equal aggregate principal amount of Definitive Securities of this series of authorized denominations and of like tenor as the portion of this Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of securities of this series and like tenor to be redeemed and ending on the relevant date of redemption. If this Security is a Global Security and if this Global Security is exchangeable pursuant to the foregoing, it shall be exchangeable for Securities of this series issuable in the denominations specified herein and registered in such names as the Depositary shall direct. If this Security is a Global Security and if a Security of this series is issued in exchange for any portion of this Global Security after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date only to the person to whom interest in respect of such portion of this Global Security is payable.
               The Fiscal Agent may at any time call a meeting of Holders of Securities of this series to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the terms of the Securities of this series to be made, given or taken by Holders of Securities of this series or to modify, amend or supplement the terms of the Securities of this series or the Fiscal Agency Agreement as provided in the Fiscal Agency Agreement.
               Subject to the authentication of this Security by the Fiscal Agent or a Paying Agent, the Corporation hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same the valid obligation of the Corporation, have been done and performed and have happened in due compliance with all applicable laws.
               No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
               The Corporation may at any time purchase and resell Securities of this series in the open market or otherwise and at any price. The Corporation may, at its option, hold, resell or surrender to the registrar for cancellation any Securities of this series purchased by the Corporation.
               Prior to due presentment of this Security for registration of transfer, the Corporation, the Fiscal Agent and any agent of the Corporation or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Fiscal Agent nor any such agent shall be affected by notice to the contrary.
               The Corporation and the Guarantor have appointed CT Corporation System located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on the Securities, the Guarantee or the Fiscal Agency Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the Holder of any Security and the Corporation and the Guarantor have expressly accepted the jurisdiction of any such court in respect of such action. Such appointment, which has been accepted, shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities have been paid by the Corporation to the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement and of the Securities and paid or returned to the Corporation as provided in Section 8(b) of the Fiscal Agency Agreement. Notwithstanding the foregoing, the Corporation and the Guarantor have reserved the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If a successor Authorized Agent is appointed, or if for any reason the person appointed ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Corporation and the Guarantor will appoint a successor Authorized Agent in accordance with the preceding sentence. The Corporation has agreed to promptly notify the Fiscal Agent in writing of any such appointment of a successor Authorized Agent. The Corporation and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Fiscal Agent, together with written notice of such service mailed or delivered to the Corporation at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Chief Executive or to the Guarantor at New South Wales Treasury, Level 26, Governor Macquarie Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Treasurer, as the case may be, shall be deemed, in every respect, effective service of process on the Corporation or the Guarantor, respectively. Notwithstanding the foregoing, any action based on the Securities may be instituted by a Holder of a Security in any competent court in the State of New South Wales or any court in the Commonwealth of Australia competent to hear appeals therefrom. To the fullest extent permitted by law, the Corporation and the Guarantor have waived irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action based on the Securities or the Fiscal Agency Agreement which may be instituted by the Holder of any Security in any State or Federal court in the Borough of Manhattan, The City of New York or in any competent court in the State of New South Wales or in the Commonwealth of Australia competent to hear appeals therefrom.
               [The Corporation may at its option, by written notice delivered to the Fiscal Agent, elect to have the provisions of Section 16(b) of the Fiscal Agency Agreement (“Defeasance and Discharge”) applied to the Outstanding Securities of any series of like tenor (each, a “Defeasance Group”). The terms of Section 16 of the Fiscal Agency Agreement are hereby incorporated herein by reference and shall for all purposes have the same effect as if set forth at this place. Upon election by the Corporation to have the provisions of Section 16(b) of the Fiscal Agency Agreement relating to Defeasance and Discharge apply to the Securities of a Defeasance Group, the Corporation shall be deemed to have been discharged from its obligations with respect to such Securities on or after the date the conditions set forth in Section 16(d) of the Fiscal Agency Agreement are satisfied. For this purpose, such Defeasance and Discharge means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such Defeasance Group and have satisfied all its other obligations with respect to such Securities under the terms thereof and under the Fiscal Agency Agreement, subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of the Holders of Securities of such Defeasance Group to receive, solely from the trust fund described in Section 16(d) of the Fiscal Agency Agreement, payments in respect of the principal of and any premium and interest on such Securities of such Defeasance Group when payments are due, (b) the Corporation, a obligations with respect to the Securities of such Defeasance Group with respect to (i) the registration, registration of transfer and exchange of such Securities, (ii) mutilated, destroyed, lost or stolen certificates for such Securities and (iii) the maintenance of an office or agency in the Borough of Manhattan, The City of New York for the payment of such Securities, (c) the rights, powers, trusts, duties and indemnities of the Fiscal Agent, and (d) Section 16 of the Fiscal Agency Agreement. The conditions which must be satisfied in order for Defeasance and Discharge or Covenant Defeasance to apply to the Securities of a Defeasance Group are set forth in Section 16(d) of the Fiscal Agency Agreement, to which reference is hereby made. These conditions include, but are not limited to, a requirement that the Corporation irrevocably deposit, or cause to be deposited, with the Fiscal Agent (or another Defeasance agent that satisfies the requirements contemplated by the Fiscal Agency Agreement and agrees to comply with the provisions of Section 16 of the Fiscal Agency Agreement applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such Defeasance Group, (a) money in an amount, or (b) U.S. Government Obligations (as defined in the Fiscal Agency Agreement) that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Fiscal Agent (or such other Defeasance agent), to pay and discharge, and which shall be applied by the Fiscal Agent (or such other Defeasance agent) to pay and discharge, the principal of and any premium and interest on the Securities of such Defeasance Group on their respective Stated Maturities, in accordance with the terms of the Securities of such Defeasance Group and the Fiscal Agency Agreement.] [11]
               The Corporation will pay all stamp or other documentary taxes and other duties, if any, to which, under the laws of the Commonwealth of Australia, the State of New South Wales, or the United States of America or any political subdivision or taxing authority of or in any of the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.
               This Security and the Fiscal Agency Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof (other than Section 5-1401 of the

New York General Obligations Law), except that the authorization and execution of this Security shall be governed by the laws of the State of New South Wales of the Commonwealth of Australia.

ABBREVIATIONS
               The following abbreviations, when used on the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian	(Custodian)	(Minor)

Under Uniform Gifts to Minors Act	(		)

(State)
     Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said security on the books of the Corporation, with full power of substitution in the premises.

Date:	X

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular,

without alteration or enlargement or any change whatever. If the signature to this assignment is other than exactly the name that appears on the within Security, such Security must be endorsed, or accompanied by appropriate, signed transfer powers and the signature guaranteed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. By signing this assignment you will be deemed to represent that, in the event any stamp duty or other tax is due and payable as a result of the transfer referenced on this form, all amounts due and payable in connection therewith have been paid to the relevant authority.
Guaranteed:_________________
     (Authorized Signature)

[OPTION TO ELECT REDEMPTION
     The undersigned hereby irrevocably requests and instructs New South Wales Treasury Corporation to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at

     PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED

               If less than the entire principal amount of the within Security is to be redeemed, specify the portion thereof which the Holder elects to have redeemed: ___________________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such priority will be issued for the portion not being redeemed):

Dated:

NOTICE: This signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement. If the signature to this option to Elect Redemption is other than exactly the name that appears on the within Security, such Security must be endorsed, or accompanied by appropriate, signed transfer powers and the signature guaranteed by a member of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.
Guaranteed:_____________
     (Authorized Signature)] [10]

FOOTNOTES TO EXHIBIT B
1.	Insert maturity date.

2.	Insert Interest Payment Dates.

3.	Insert first Interest Payment Date.

4.	Insert date from which interest first begins to accrue.

5.	Insert “quarterly”, “semiannually”, etc., as appropriate.

6.	Insert “fifteenth”, or “last” as appropriate.

7.	Insert any additional or alternative method of payment.

8.	Insert redemption dates.

9.	Insert if Securities of the Series are subject to redemption at option of the Corporation prior to maturity.

10.	Insert if Securities of the Series are subject to redemption (other than for tax reasons) pursuant to any of the preceding paragraphs.

11.	Insert if Securities of the Series are subject to defeasance.

B-27